EXHIBIT 99.1

Earnings Release and
Supplemental Operating and Financial Data for the
Quarter Ended September 30, 2024

News Release
Tanger Reports Third Quarter Results and Raises Full-Year 2024 Guidance
Achieves 11th Consecutive Quarter of Positive Rent Spreads
All Centers Open and Operating after Multiple Storms

Greensboro, NC, November 6, 2024, Tanger® (NYSE:SKT), a leading owner and operator of outlet and open-air retail shopping destinations, today reported financial results and operating metrics for the three and nine months ended September 30, 2024.

“I am pleased to announce another quarter of strong performance and an increase in our full-year guidance,” said Stephen Yalof, President and Chief Executive Officer. “Our team remains focused on elevating our shopper experience and attracting in-demand retailer brands and a diversified tenant mix, along with more food and beverage and experiential destinations. Our strategy is driving total rents, including our 11th consecutive quarter of positive leasing spreads, and we will continue leveraging our platform to realize additional growth. With our strong balance sheet and liquidity, including no significant maturities until late 2026, we have the flexibility to remain opportunistic and are well-positioned to unlock additional value for all our stakeholders.”

Mr. Yalof continued, “A core value of Tanger is to ‘Consider Community First,’ and our team has recently demonstrated this commitment as we have responded to the impacts of Hurricanes Helene and Milton in the Southeastern U.S. While our team members and their families remained safe and our centers experienced only minor damage from the storms, Tanger Outlets Asheville closed temporarily due to a lack of utilities and served as a staging location for emergency response teams as they provided life-sustaining support for the surrounding community. We are continuing to support the Asheville community in many ways and have now fully reopened and welcomed back shoppers.”

Third Quarter Results

•Net income available to common shareholders was $0.22 per share, or $24.6 million, compared to $0.26 per share, or $27.2 million, for the prior year period.
•Funds From Operations (“FFO”) available to common shareholders was $0.54 per share, or $62.7 million, compared to $0.50 per share, or $55.8 million, for the prior year period.
•Core Funds From Operations (“Core FFO”) available to common shareholders was $0.54 per share, or $62.7 million, compared to $0.50 per share, or $55.8 million, for the prior year period.

Year-to-Date Results

•Net income available to common shareholders was $0.65 per share, or $71.4 million, compared to $0.70 per share, or $74.5 million, for the prior year period.
•FFO available to common shareholders was $1.58 per share, or $182.2 million, compared to $1.45 per share, or $160.2 million, for the prior year period.
•Core FFO available to common shareholders was $1.60 per share, or $183.7 million, compared to $1.44 per share, or $159.4 million, for the prior period. Core FFO in the first nine months of 2024 excluded executive severance costs of approximately $0.01 per share. Core FFO in the first nine months of 2023 excluded the reversal of previously expensed compensation related to a voluntary executive departure of approximately $0.01 per share. The Company does not consider these items to be indicative of its ongoing operating performance.

FFO and Core FFO are widely accepted supplemental non-GAAP financial measures used in the real estate industry to measure and compare the operating performance of real estate companies. Complete reconciliations containing adjustments from GAAP net income to FFO and Core FFO, if applicable, and further information regarding these non-GAAP measures can be found later in this release. Per share amounts for net income, FFO and Core FFO are on a diluted basis.

Operating Metrics

Key portfolio results for the total stabilized portfolio, including the Company’s pro rata share of unconsolidated joint ventures, were as follows:

•Occupancy was 97.4% on September 30, 2024, compared to 96.5% on June 30, 2024 and 98.0% on September 30, 2023. On a same center basis (excluding Tanger Outlets Asheville and Bridge Street Town Centre in Huntsville, AL,
i

which were acquired in the fourth quarter of 2023), occupancy was 97.5% on September 30, 2024, 97.1% on June 30, 2024 and 98.0% on September 30, 2023.
•Same center net operating income (“Same Center NOI”), which is presented on a cash basis, increased 4.3% to $91.7 million for the third quarter of 2024 from $87.9 million for the third quarter of 2023 and increased 5.8% to $269.2 million for the first nine months of 2024 from $254.4 million for the first nine months of 2023.
•Average tenant sales per square foot was $438 for the twelve months ended September 30, 2024 compared to $439 for the twelve months ended June 30, 2024 and $437 for the twelve months ended September 30, 2023.
•On a same center basis, average tenant sales per square foot was $435 for the twelve months ended September 30, 2024 compared to $436 for the twelve months ended June 30, 2024 and $437 for the twelve months ended September 30, 2023.
•The occupancy cost ratio (“OCR”), representing annualized occupancy costs as a percentage of tenant sales, was 9.5% for the twelve months ended September 30, 2024 compared to 9.4% for the twelve months ended June 30, 2024 and 9.1% for the twelve months ended September 30, 2023.
•Lease termination fees (which are excluded from Same Center NOI) for the total portfolio totaled $351,000 for the third quarter of 2024 and $925,000 for the first nine months of 2024, compared to $409,000 for the third quarter of 2023 and $484,000 for the first nine months of 2023.

Same Center NOI is a supplemental non-GAAP financial measure of operating performance. A complete definition of Same Center NOI and a reconciliation to the nearest comparable GAAP measure can be found later in this release.

Leasing Activity

Leasing activity in the Company’s portfolio continues to be robust. For the total domestic portfolio, including the Company’s pro rata share of domestic unconsolidated joint ventures, total renewed or re-tenanted leases (including leases for both comparable and non-comparable space) executed during the twelve months ended September 30, 2024 included 543 leases, totaling 2.6 million square feet, compared to 528 leases, totaling 2.2 million square feet, during the twelve months ended September 30, 2023.

Blended average rental rates were positive for the 11th consecutive quarter at 14.4% on a cash basis for leases executed for comparable space during the twelve months ended September 30, 2024. These blended rent spreads are comprised of re-tenanted rent spreads of 45.7% and renewal rent spreads of 12.0%.

As of September 30, 2024, Tanger had renewals executed or in process for 72.5% of the space scheduled to expire during 2024 compared to 88.0% of expiring 2023 space as of September 30, 2023 (total portfolio, including the Company’s pro rata share of unconsolidated joint ventures). Relative to 2023, the Company continues to expect a higher re-tenanting rate in 2024 as it focuses on portfolio enhancement and further elevating and diversifying its retailer mix.

Hurricane Update

In late September 2024, Hurricane Helene severely impacted the Southeastern U.S., including the Asheville, North Carolina region. All team members remained safe, and Tanger Outlets Asheville sustained relatively minor damage and served as a staging location for emergency response teams serving the surrounding community. Due to a lack of utilities, Tanger Asheville was closed from September 27 and reopened with reduced hours on October 11, along with nearly half of its retailers. Additional retailers reopened throughout October, with all reopened and the center operating at regular hours by October 27.

While several Tanger centers were within the path of Hurricane Helene and Hurricane Milton, which impacted Florida in October 2024, no other centers sustained damage or ongoing closures. Tanger maintains insurance coverage to mitigate the financial impacts of physical damage and business interruption at its centers as part of its ongoing risk management plans.

Dividend

In October 2024, the Company’s Board of Directors authorized a quarterly cash dividend of $0.275 per share, payable on November 15, 2024 to holders of record on October 31, 2024.

Balance Sheet and Liquidity

During the three and nine months ended September 30, 2024, the Company sold 0.8 million common shares under its at-the-market stock offering (the “ATM Offering”) at a weighted average price of $30.53 per share, generating gross proceeds of $25.0 million. In October 2024, the Company sold an additional 0.5 million common shares at a weighted average price of $33.38 per share, totaling approximately $16.2 million of gross proceeds. As of October 31, 2024, the Company had $179.0 million of common shares remaining available for sale under the ATM Offering.

The following balance sheet and liquidity metrics are presented for the total portfolio, including the Company’s pro rata share of unconsolidated joint ventures. As of September 30, 2024:

•Net debt to Adjusted EBITDAre (calculated as net debt divided by Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“Adjusted EBITDAre”)) improved to 5.0x for the twelve months ended September 30, 2024 from 5.8x for the year ended December 31, 2023. Management estimates that Net debt to Adjusted EBITDAre would be in a range of 4.8x to 4.9x for the September 30, 2024 period assuming a full twelve months of Adjusted EBITDAre for Tanger Nashville, Tanger Asheville, and Bridge Street Town Centre, which were added to the portfolio during the fourth quarter of 2023.
•Interest coverage ratio (calculated as Adjusted EBITDAre divided by interest expense) was 4.6x for the first nine months of 2024 and 4.7x for the twelve months ended September 30, 2024.
•Cash and cash equivalents and short-term investments totaled $18.8 million with full availability on the Company’s $620.0 million unsecured lines of credit.
•Total outstanding debt aggregated $1.6 billion with $66.2 million (principal) of floating rate debt, representing approximately 4% of total debt outstanding and 1% of total enterprise value.
•Weighted average interest rate was 4.1%, including executed swaps, and weighted average term to maturity of outstanding debt, including extension options, was approximately 4.0 years.
•Approximately 89% of the total portfolio’s square footage was unencumbered by mortgages with secured debt of $220.0 million (principal), representing 14% of total debt outstanding.
•Funds Available for Distribution (“FAD”) payout ratio was 61% for the first nine months of 2024.

Adjusted EBITDAre, Net debt and FAD are supplemental non-GAAP financial measures of operating performance. Definitions of Adjusted EBITDAre, Net debt and FAD and reconciliations to the nearest comparable GAAP measures are included later in this release.

Guidance for 2024

Based on the Company’s results to date along with its outlook for the remainder of 2024, management is increasing its full-year 2024 guidance with its current expectations for net income, FFO and Core FFO per share for 2024 as follows:

For the year ending December 31, 2024:	Revised		Previous
	Low Range	High Range	Low Range	High Range
Estimated diluted net income per share	$0.88	$0.92	$0.85	$0.92
Depreciation and amortization of real estate assets - consolidated and the Company’s share of unconsolidated joint ventures	1.20	1.20	1.19	1.19
Estimated diluted FFO per share	$2.08	$2.12	$2.04	$2.11
Executive severance costs (1)	0.01	0.01	0.01	0.01
Estimated diluted Core FFO per share	$2.09	$2.13	$2.05	$2.12
Tanger’s estimates reflect the following key assumptions (dollars in millions):

For the year ending December 31, 2024:	Revised		Previous
	Low Range	High Range	Low Range	High Range
Same Center NOI growth - total portfolio at pro rata share	4.25%	5.00%	3.25%	4.75%
General and administrative expense, excluding executive severance (1)	$75.5	$78.5	$76.5	$79.5
Interest expense - consolidated	$60.0	$61.0	$60.0	$61.5
Other income (expense) (2)	$0.5	$1.5	$—	$2.0
Annual recurring capital expenditures, renovations and second generation tenant allowances	$55.0	$60.0	$50.0	$60.0
(1)     Executive severance costs of $1.6 million were recorded during the first quarter of 2024.
(2)    Includes interest income.

Weighted average diluted common shares are expected to approximate 110.5 million for earnings per share and 115.5 million for FFO and Core FFO per share. The estimates above do not include the impact of the acquisition or sale of any outparcels, properties or joint venture interests, or any additional financing activity.

Third Quarter 2024 Conference Call

Tanger will host a conference call to discuss its third quarter 2024 results for analysts, investors and other interested parties on Thursday, November 7, 2024, at 8:30 a.m. Eastern Time. To access the conference call, listeners should dial 1-877-605-1702. Alternatively, a live audio webcast of this call will be available to the public on Tanger’s Investor Relations website, investors.tanger.com. A telephone replay of the call will be available from November 7, 2024 at approximately 11:30 a.m. through November 21, 2024 at 11:59 p.m. by dialing 1-877-660-6853, replay access code #13748540. An online archive of the webcast will also be available through November 21, 2024.

Upcoming Events

The Company is scheduled to participate in the following upcoming events:

•Nareit’s REITworld: 2024 Investor Conference held at the Wynn Las Vegas in Las Vegas, NV from November 19 through November 20, 2024
•Tour of Tanger Outlets Phoenix in Glendale, AZ on November 21, 2024 in connection with Citi’s Phoenix Retail Tour Post-Nareit

About Tanger®

Tanger Inc. (NYSE: SKT) is a leading owner and operator of outlet and open-air retail shopping destinations, with over 43 years of expertise in the retail and outlet shopping industries. Tanger’s portfolio of 38 outlet centers, one adjacent managed center, and one open-air lifestyle center includes over 15 million square feet well positioned across tourist destinations and vibrant markets in 20 U.S. states and Canada. A publicly traded REIT since 1993, Tanger continues to innovate the retail experience for its shoppers with over 3,000 stores operated by more than 700 different brand name companies. Tanger is furnishing a Form 8-K with the Securities and Exchange Commission (“SEC”) that includes a supplemental information package for the quarter ended September 30, 2024. For more information on Tanger, call 1-800-4TANGER or visit tanger.com.

The Company uses, and intends to continue to use, its Investor Relations website, which can be found at investors.tanger.com, as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Additional information about the Company can also be found through social media channels. The Company encourages investors and others interested in the Company to review the information on its Investor Relations website and on social media channels. The information contained on, or that may be accessed through, our website or social media platforms is not incorporated by reference into, and is not a part of, this document.

Safe Harbor Statement
Certain statements made in this earnings release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and included this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies, beliefs and expectations, are generally identifiable by use of the words “anticipate,” “believe,” “can,” “continue,” “could,” “designed,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or similar expressions. Such forward-looking statements include the Company’s expectations regarding future financial results and assumptions underlying that guidance, long-term growth, trends in retail traffic and tenant revenues, development initiatives and strategic partnerships, the anticipated impact of the Company’s recently acquired assets in Huntsville and Asheville, as well as its recently opened Nashville development and related costs and anticipated yield, expectations regarding operational metrics, renewal trends, new revenue streams, its strategy and value proposition to retailers, participation in upcoming events, uses of and efforts to reduce costs of capital, liquidity, dividend payments and cash flows.

Other important factors that may cause actual results to differ materially from current expectations include, but are not limited to: our inability to develop new retail centers or expand existing retail centers successfully; risks related to the economic performance and market value of our retail centers; the relative illiquidity of real property investments; impairment charges affecting our properties; our acquisitions or dispositions of assets may not achieve anticipated results; competition for the acquisition and development of retail centers, and our inability to complete the acquisitions of retail centers we may identify; competition for tenants with competing retail centers; the diversification of our tenant mix and our entry into the operation of full price retail may not achieve our expected results; environmental regulations affecting our business; risks associated with possible terrorist activity or other acts or threats of violence and threats to public safety; risks related to the impact of macroeconomic conditions, including rising interest rates and inflation, on our tenants and on our business, financial condition, liquidity, results of operations and compliance with debt covenants; our dependence on rental income from real property; the fact that certain of our leases include co-tenancy and/or sales-based provisions that may allow a tenant to pay reduced rent and/or terminate a lease prior to its natural expiration; our dependence on the results of operations of our retailers and their bankruptcy, early termination or closing could adversely affect us; the impact of geopolitical conflicts; the immediate and long-term impact of the outbreak of a highly infectious or contagious disease on our tenants and on our business (including the impact of actions taken to contain the outbreak or mitigate its impact); the fact that certain of our properties are subject to ownership interests held by third parties, whose interests may conflict with ours; risks related to climate change; increased costs and reputational harm associated with the increased focus on environmental, sustainability and social initiatives; risks related to uninsured losses; the risk that consumer, travel, shopping and spending habits may change; risks associated with our Canadian investments; risks associated with attracting and retaining key personnel; risks associated with debt financing; risks associated with our guarantees of debt for, or other support we may provide to, joint venture properties; the effectiveness of our interest rate hedging arrangements; our potential failure to qualify as a REIT; our legal obligation to pay dividends to our shareholders; legislative or regulatory actions that could adversely affect our shareholders, our dependence on distributions from the Operating Partnership to meet our financial obligations, including dividends; the risk of a cyber-attack or an act of cyber-terrorism or the impact of outages on our technology systems or technology systems generally; the uncertainties of costs to comply with regulatory changes (including potential costs to comply with proposed rules of the SEC to standardize climate-related disclosures); and other important factors which may cause actual results to differ materially from current expectations include, but are not limited to, those set forth under Item 1A - “Risk Factors” in the Company’s and the Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2023.

We qualify all of our forward-looking statements by these cautionary statements. The forward-looking statements in this earnings release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Investor Contact Information	Media Contact Information

Doug McDonald	KWT Global
SVP, Treasurer and Investments	Tanger@kwtglobal.com
336-856-6066
tangerir@tanger.com

v

TANGER INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2024	2023	2024	2023
Revenues:
Rental revenues	$125,221	$110,835	$365,349	$319,005
Management, leasing and other services	2,485	2,138	7,095	6,174
Other revenues	5,295	4,373	12,884	11,751
Total revenues	133,001	117,346	385,328	336,930
Expenses:
Property operating	40,247	36,758	113,261	103,618
General and administrative (1)	18,215	18,937	56,518	54,675
Depreciation and amortization	35,376	25,374	103,410	76,656
Total expenses	93,838	81,069	273,189	234,949
Other income (expense):
Interest expense	(15,493)	(11,688)	(45,546)	(35,997)
Other income (expense)	(52)	1,899	755	7,023
Total other income (expense)	(15,545)	(9,789)	(44,791)	(28,974)
Income before equity in earnings of unconsolidated joint ventures	23,618	26,488	67,348	73,007
Equity in earnings of unconsolidated joint ventures	2,312	2,389	7,803	6,030
Net income	25,930	28,877	75,151	79,037
Noncontrolling interests in Operating Partnership	(1,074)	(1,253)	(3,122)	(3,422)
Noncontrolling interests in other consolidated partnerships	—	—	80	(248)
Net income attributable to Tanger Inc.	24,856	27,624	72,109	75,367
Allocation of earnings to participating securities	(232)	(414)	(692)	(854)
Net income available to common shareholders of Tanger Inc.	$24,624	$27,210	$71,417	$74,513

Basic earnings per common share:
Net income	$0.23	$0.26	$0.66	$0.71

Diluted earnings per common share:
Net income	$0.22	$0.26	$0.65	$0.70
(1)The nine months ended September 30, 2024 includes $1.6 million of executive severance costs. The nine months ended September 30, 2023 includes the reversal of $0.8 million of previously expensed compensation related to a voluntary executive departure.

TANGER INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(Unaudited)

	September 30,	December 31,
	2024	2023
Assets
Rental property:
Land	$303,605	$303,605
Buildings, improvements and fixtures	3,011,234	2,938,434
Construction in progress	9,421	29,201
	3,324,260	3,271,240
Accumulated depreciation	(1,401,334)	(1,318,264)
Total rental property, net	1,922,926	1,952,976
Cash and cash equivalents	11,053	12,778
Short-term investments	—	9,187
Investments in unconsolidated joint ventures	70,245	71,900
Deferred lease costs and other intangibles, net	77,508	91,269
Operating lease right-of-use assets	76,431	77,400
Prepaids and other assets	117,128	108,609
Total assets	$2,275,291	$2,324,119

Liabilities and Equity
Liabilities
Debt:
Senior, unsecured notes, net	$1,041,240	$1,039,840
Unsecured term loan, net	322,967	322,322
Mortgages payable, net	60,186	64,041
Unsecured lines of credit	—	13,000
Total debt	1,424,393	1,439,203
Accounts payable and accrued expenses	86,761	118,505
Operating lease liabilities	85,079	86,076
Other liabilities	86,426	89,022
Total liabilities	1,682,659	1,732,806
Commitments and contingencies
Equity
Tanger Inc.:
Common shares, $0.01 par value, 300,000,000 shares authorized, 110,208,387 and 108,793,251 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	1,102	1,088
Paid in capital	1,102,443	1,079,387
Accumulated distributions in excess of net income	(507,833)	(490,171)
Accumulated other comprehensive loss	(27,418)	(23,519)
Equity attributable to Tanger Inc.	568,294	566,785
Equity attributable to noncontrolling interests:
Noncontrolling interests in Operating Partnership	24,338	24,528
Noncontrolling interests in other consolidated partnerships	—	—
Total equity	592,632	591,313
Total liabilities and equity	$2,275,291	$2,324,119

TANGER INC. AND SUBSIDIARIES
CENTER INFORMATION
(Unaudited)

	September 30,
	2024	2023
Gross Leasable Area Open at End of Period (in thousands):
Consolidated	12,690	11,349
Unconsolidated	2,113	2,113
Pro rata share of unconsolidated	1,056	1,056
Managed	758	758

Total Owned and/or Managed Properties (1)	15,561	14,220
Total Owned Properties including pro rata share of unconsolidated JVs (1)	13,746	12,405

Centers in Operation at End of Period:
Consolidated	32	29
Unconsolidated	6	6
Managed	2	1
Total Owned and/or Managed Properties	40	36

Ending Occupancy:
Consolidated (2)	97.3%	97.9%
Unconsolidated	98.2%	98.4%
Total Owned Properties including pro rata share of unconsolidated JVs (2)	97.4%	98.0%
Total Owned Properties including pro rata share of unconsolidated JVs - Same Center (3)	97.5%	98.0%

Total U.S. States Operated in at End of Period (4)	20	20
(1)Amounts may not recalculate due to the effect of rounding.
(2)Metrics for September 2024 include the results of Tanger Outlets Asheville and Bridge Street Town Centre, both of which were acquired in the fourth quarter of 2023, and exclude the results of Tanger Outlets Nashville, which opened during the fourth quarter of 2023 and has not yet stabilized.
(3)Excludes the occupancy rates at Bridge Street Town Centre, Tanger Asheville and Tanger Nashville for the September 30, 2024 period.
(4)The Company also has an ownership interest in two centers located in Ontario, Canada.

TANGER INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTAL MEASURES (1)
(in thousands, except per share)
(Unaudited)

Below is a reconciliation of Net Income to FFO and Core FFO:

	Three months ended		Nine months ended
	September 30,		September 30,
	2024	2023	2024	2023
Net income	$25,930	$28,877	$75,151	$79,037
Adjusted for:
Depreciation and amortization of real estate assets - consolidated	34,357	24,953	100,764	75,077
Depreciation and amortization of real estate assets - unconsolidated joint ventures	2,850	2,608	7,450	7,893
FFO	63,137	56,438	183,365	162,007
FFO attributable to noncontrolling interests in other consolidated partnerships	—	—	80	(248)
Allocation of earnings to participating securities	(418)	(651)	(1,248)	(1,560)
FFO available to common shareholders (2)	$62,719	$55,787	$182,197	$160,199
As further adjusted for:
Executive departure-related adjustments (3)	—	—	1,554	(806)
Impact of above adjustments to the allocation of earnings to participating securities	—	—	(10)	6
Core FFO available to common shareholders (2)	$62,719	$55,787	$183,741	$159,399
FFO available to common shareholders per share - diluted (2)	$0.54	$0.50	$1.58	$1.45
Core FFO available to common shareholders per share - diluted (2)	$0.54	$0.50	$1.60	$1.44

Weighted Average Shares:
Basic weighted average common shares	108,972	104,461	108,675	104,308
Effect of notional units	799	1,026	746	898
Effect of outstanding options	933	832	925	783
Diluted weighted average common shares (for earnings per share computations)	110,704	106,319	110,346	105,989
Exchangeable operating partnership units	4,708	4,738	4,708	4,738
Diluted weighted average common shares (for FFO and Core FFO per share computations) (2)	115,412	111,057	115,054	110,727
(1)Refer to Non-GAAP Definitions beginning on page xv for definitions of the non-GAAP supplemental measures used in this release.
(2)Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s REIT status.
(3)For the 2024 period, represents executive severance costs. For the 2023 period, represents the reversal of previously expensed compensation related to a voluntary executive departure.

Below is a reconciliation of FFO to FAD (1):

	Three months ended		Nine months ended
	September 30,		September 30,
	2024	2023	2024	2023
FFO available to common shareholders	$62,719	$55,787	$182,197	$160,199
Adjusted for:
Corporate depreciation	1,019	421	2,646	1,579
Amortization of finance costs	914	796	2,609	2,395
Amortization of net debt discount	191	159	548	455
Amortization of equity-based compensation	2,875	3,387	8,980	9,040
Straight-line rent adjustments	(374)	409	(361)	1,410
Market rent adjustments	166	257	393	545
Second generation tenant allowances and lease incentives	(11,802)	(3,389)	(20,858)	(7,718)
Capital improvements	(10,418)	(10,275)	(23,707)	(19,776)
Adjustments from unconsolidated joint ventures	(845)	(423)	(1,149)	(528)
FAD available to common shareholders (2)	$44,445	$47,129	$151,298	$147,601
Dividends per share	$0.275	$0.245	$0.810	$0.710
FFO payout ratio	51%	49%	51%	49%
FAD payout ratio	71%	58%	61%	53%
Diluted weighted average common shares (2)	115,412	111,057	115,054	110,727
(1)Refer to page ix for a reconciliation of net income to FFO available to common shareholders.
(2)Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s REIT status.

x

Below is a reconciliation of Net Income to Portfolio NOI and Same Center NOI for the consolidated portfolio and total portfolio at pro rata share:

	Three months ended		Nine months ended
	September 30,		September 30,
	2024	2023	2024	2023
Net income	$25,930	$28,877	$75,151	$79,037
Adjusted to exclude:
Equity in earnings of unconsolidated joint ventures	(2,312)	(2,389)	(7,803)	(6,030)
Interest expense	15,493	11,688	45,546	35,997
Other (income) expense	52	(1,899)	(755)	(7,023)
Depreciation and amortization	35,376	25,374	103,410	76,656
Other non-property income	(199)	(306)	(1,000)	(1,327)
Corporate general and administrative expenses	18,231	18,950	56,556	54,674
Non-cash adjustments (1)	(214)	670	28	1,971
Lease termination fees	(335)	(392)	(875)	(400)
Portfolio NOI - Consolidated	92,022	80,573	270,258	233,555
Non-same center NOI - Consolidated	(7,702)	(90)	(22,978)	(50)
Same Center NOI - Consolidated (2)	$84,320	$80,483	$247,280	$233,505

Portfolio NOI - Consolidated	$92,022	$80,573	$270,258	$233,555
Pro rata share of unconsolidated joint ventures (3)	7,362	7,393	21,941	20,905
Portfolio NOI - Total portfolio at pro rata share (3)	99,384	87,966	292,199	254,460
Non-same center NOI - Total portfolio at pro rata share (3)	(7,702)	(90)	(22,978)	(50)
Same Center NOI - Total portfolio at pro rata share (2) (3)	$91,682	$87,876	$269,221	$254,410
(1)Non-cash items include straight-line rent, above and below market rent amortization, straight-line rent expense on land leases, and gains or losses on outparcel sales, as applicable.
(2)Centers excluded from Same Center NOI:

Nashville	October 2023	New Development	Consolidated
Asheville	November 2023	Acquired	Consolidated
Huntsville	November 2023	Acquired	Consolidated
(3)Pro rata share metrics are presented on a constant currency basis. Constant currency is a non-GAAP measure, calculated by applying the average foreign exchange rate for the current period to all periods presented.

Below are reconciliations of Net Income to Adjusted EBITDA:

	Three months ended		Nine months ended
	September 30,		September 30,
	2024	2023	2024	2023
Net income	$25,930	$28,877	$75,151	$79,037
Adjusted to exclude:
Interest expense, net	15,513	9,283	45,108	28,584
Income tax expense (benefit)	—	4	(248)	(32)
Depreciation and amortization	35,376	25,374	103,410	76,656
Executive departure-related adjustments (1)	—	—	1,554	(806)
Adjusted EBITDA	$76,819	$63,538	$224,975	$183,439

	Twelve months ended
	September 30,	December 31,
	2024	2023
Net income	$99,996	$103,882
Adjusted to exclude:
Interest expense, net	54,673	38,149
Income tax expense (benefit)	(624)	(408)
Depreciation and amortization	135,643	108,889
Executive departure-related adjustments (1)	1,554	(806)
Adjusted EBITDA	$291,242	$249,706
(1)For the 2024 period, represents executive severance costs. For the 2023 period, represents the reversal of previously expensed compensation related to a voluntary executive departure.

Below are reconciliations of Net Income to EBITDAre and Adjusted EBITDAre:

	Three months ended		Nine months ended
	September 30,		September 30,
	2024	2023	2024	2023
Net income	$25,930	$28,877	$75,151	$79,037
Adjusted to exclude:
Interest expense, net	15,513	9,283	45,108	28,584
Income tax expense (benefit)	—	4	(248)	(32)
Depreciation and amortization	35,376	25,374	103,410	76,656
Pro rata share of interest expense, net - unconsolidated joint ventures	2,186	2,224	6,539	6,550
Pro rata share of depreciation and amortization - unconsolidated joint ventures	2,850	2,608	7,450	7,893
EBITDAre	$81,855	$68,370	$237,410	$198,688
Executive departure-related adjustments (1)	—	—	1,554	(806)
Adjusted EBITDAre	$81,855	$68,370	$238,964	$197,882

	Twelve months ended
	September 30,	December 31,
	2024	2023
Net income	$99,996	$103,882
Adjusted to exclude:
Interest expense, net	54,673	38,149
Income tax expense (benefit)	(624)	(408)
Depreciation and amortization	135,643	108,889
Pro rata share of interest expense, net - unconsolidated joint ventures	8,768	8,779
Pro rata share of depreciation and amortization - unconsolidated joint ventures	10,071	10,514
EBITDAre	$308,527	$269,805
Executive departure-related adjustments (1)	1,554	(806)
Adjusted EBITDAre	$310,081	$268,999
(1)For the 2024 period, represents executive severance costs. For the 2023 period, represents the reversal of previously expensed compensation related to a voluntary executive departure.

Below is a reconciliation of Total Debt to Net Debt for the consolidated portfolio and total portfolio at pro rata share:

	September 30, 2024
	Consolidated	Pro Rata Share of Unconsolidated JVs	Total at Pro Rata Share

Total debt	$1,424,393	$158,934	$1,583,327
Less:
Cash and cash equivalents	(11,053)	(7,738)	(18,791)
Short-term investments (1)	—	—	—
Total cash and cash equivalents and short-term investments	(11,053)	(7,738)	(18,791)
Net debt	$1,413,340	$151,196	$1,564,536

	December 31, 2023
	Consolidated	Pro Rata Share of Unconsolidated JVs	Total at Pro Rata Share

Total debt	$1,439,203	$159,979	$1,599,182
Less:
Cash and cash equivalents	(12,778)	(7,020)	(19,798)
Short-term investments (1)	(9,187)	—	(9,187)
Total cash and cash equivalents and short-term investments	(21,965)	(7,020)	(28,985)
Net debt	$1,417,238	$152,959	$1,570,197
(1)     Represents short-term bank deposits with initial maturities greater than three months and less than or equal to one year.

NON-GAAP DEFINITIONS

Funds From Operations

Funds From Operations (“FFO”) is a widely used measure of the operating performance for real estate companies that supplements net income (loss) determined in accordance with generally accepted accounting principles in the United States (“GAAP”). We determine FFO based on the definition set forth by the National Association of Real Estate Investment Trusts (“Nareit”), of which we are a member. In December 2018, Nareit issued “Nareit Funds From Operations White Paper - 2018 Restatement,” which clarifies, where necessary, existing guidance and consolidates alerts and policy bulletins into a single document for ease of use. Nareit defines FFO as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP, excluding (i) depreciation and amortization related to real estate, (ii) gains or losses from sales of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated partnerships and joint ventures calculated to reflect FFO on the same basis.

FFO is intended to exclude historical cost depreciation of real estate as required by GAAP which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization of real estate assets, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income (loss).

We present FFO because we consider it an important supplemental measure of our operating performance. In addition, a portion of cash bonus compensation to certain members of management is based on our FFO or Core FFO, which is described in the section below. We believe it is useful for investors to have enhanced transparency into how we evaluate our performance and that of our management. In addition, FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is also widely used by us and others in our industry to evaluate and price potential acquisition candidates. We believe that FFO payout ratio, which represents regular distributions to common shareholders and unitholders of the Operating Partnership expressed as a percentage of FFO, is useful to investors because it facilitates the comparison of dividend coverage between REITs. Nareit has encouraged its member companies to report their FFO as a supplemental, industry-wide standard measure of REIT operating performance.

FFO has significant limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•FFO does not reflect changes in, or cash requirements for, our working capital needs;

•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and FFO does not reflect any cash requirements for such replacements; and

•Other companies in our industry may calculate FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, FFO should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or our dividend paying capacity. We compensate for these limitations by relying primarily on our GAAP results and using FFO only as a supplemental measure.

Core FFO

We present Core Funds From Operations (“Core FFO”) as a supplemental measure of our performance. We define Core FFO as FFO further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance. These further adjustments are itemized in the table above. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Core FFO you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Core FFO should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We present Core FFO because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we believe it is useful for investors to have enhanced transparency into how we evaluate management’s performance and the effectiveness of our business strategies. We use Core FFO when certain material, unplanned transactions occur as a factor in evaluating management’s performance and to evaluate the effectiveness of our business strategies, and may use Core FFO when determining incentive compensation.

Core FFO has limitations as an analytical tool. Some of these limitations are:

•Core FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•Core FFO does not reflect changes in, or cash requirements for, our working capital needs;

•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Core FFO does not reflect any cash requirements for such replacements;

•Core FFO does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and

•Other companies in our industry may calculate Core FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Core FFO should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Core FFO only as a supplemental measure.

Funds Available for Distribution

Funds Available for Distribution (“FAD”) is a non-GAAP financial measure that we define as FFO (defined as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP, excluding (i) depreciation and amortization related to real estate, (ii) gains or losses from sales of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated partnerships and joint ventures calculated to reflect FFO on the same basis), excluding corporate depreciation, amortization of finance costs, amortization of net debt discount (premium), amortization of equity-based compensation, straight-line rent amounts, market rent amounts, second generation tenant allowances and lease incentives, recurring capital improvement expenditures, and our share of the items listed above for our unconsolidated joint ventures. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents regular distributions to common shareholders and unitholders of the Operating Partnership expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

We believe that net income (loss) is the most directly comparable GAAP financial measure to FAD. FAD does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions. Other companies in our industry may calculate FAD differently than we do, limiting its usefulness as a comparative measure.

Portfolio Net Operating Income and Same Center Net Operating Income

We present portfolio net operating income (“Portfolio NOI”) and same center net operating income (“Same Center NOI”) as supplemental measures of our operating performance. Portfolio NOI represents our property level net operating income which is defined as total operating revenues less property operating expenses and excludes termination fees and non-cash adjustments including straight-line rent, net above and below market rent amortization, impairment charges, loss on early extinguishment of debt and gains or losses on the sale of assets recognized during the periods presented. We define Same Center NOI as Portfolio NOI for the properties that were operational for the entire portion of both comparable reporting periods and which were not acquired, or subject to a material expansion or non-recurring event, such as a natural disaster, during the comparable reporting periods. We present Portfolio NOI and Same Center NOI on both a consolidated and total portfolio, including pro rata share of unconsolidated joint ventures, basis.

We believe Portfolio NOI and Same Center NOI are non-GAAP metrics used by industry analysts, investors and management to measure the operating performance of our properties because they provide performance measures directly related to the revenues and expenses involved in owning and operating real estate assets and provide a perspective not immediately apparent from net income (loss), FFO or Core FFO. Because Same Center NOI excludes properties developed, redeveloped, acquired and sold; as well as non-cash adjustments, gains or losses on the sale of outparcels and termination rents; it highlights operating trends such as occupancy levels, rental rates and operating costs on properties that were operational for both comparable periods. Portfolio NOI and Same Center NOI should not be considered alternatives to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or our ability to make distributions. Other REITs may use different methodologies for calculating Portfolio NOI and Same Center NOI, and accordingly, our Portfolio NOI and Same Center NOI may not be comparable to other REITs.

Portfolio NOI and Same Center NOI should not be considered alternatives to net income (loss) or as an indicator of our financial performance since they do not reflect the entire operations of our portfolio, nor do they reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other non-property income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations. Because of these limitations, Portfolio NOI and Same Center NOI should not be viewed in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Portfolio NOI and Same Center NOI only as supplemental measures.

Adjusted EBITDA, EBITDAre and Adjusted EBITDAre

We present Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) as adjusted for items described below (“Adjusted EBITDA”), EBITDA for Real Estate (“EBITDAre”) and Adjusted EBITDAre, all non-GAAP measures, as supplemental measures of our operating performance. Each of these measures is defined as follows:
We define Adjusted EBITDA as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP before net interest expense, income taxes (if applicable), depreciation and amortization, gains and losses on sale of operating properties, joint venture properties, outparcels and other assets, impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate, compensation related to voluntary retirement plan and other executive officer severance, certain executive departure-related adjustments, gain on sale of non-real estate asset, casualty gains and losses, gains and losses on early extinguishment of debt, net and other items that we do not consider indicative of the Company’s ongoing operating performance.

We determine EBITDAre based on the definition set forth by Nareit, which is defined as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP before net interest expense, income taxes (if applicable), depreciation and amortization, gains and losses on sale of operating properties, gains and losses on change of control and impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate and after adjustments to reflect our share of the EBITDAre of unconsolidated joint ventures.

Adjusted EBITDAre is defined as EBITDAre excluding gains and losses on early extinguishment of debt, net, casualty gains and losses, compensation related to voluntary retirement plan and other executive officer severance, gain on sale of non-real estate asset, gains and losses on sale of outparcels, and other items that that we do not consider indicative of the Company’s ongoing operating performance.

We present Adjusted EBITDA, EBITDAre and Adjusted EBITDAre as we believe they are useful for investors, creditors and rating agencies as they provide additional performance measures that are independent of a Company’s existing capital structure to facilitate the evaluation and comparison of the Company’s operating performance to other REITs and provide a more consistent metric for comparing the operating performance of the Company’s real estate between periods.
Adjusted EBITDA, EBITDAre and Adjusted EBITDAre have significant limitations as analytical tools, including:
•They do not reflect our net interest expense;

•They do not reflect gains or losses on sales of operating properties or impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate;

•Adjusted EBITDA and Adjusted EBITDAre do not reflect gains and losses on extinguishment of debt and other items that may affect operations; and

•Other companies in our industry may calculate these measures differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA, EBITDAre and Adjusted EBITDAre should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA, EBITDAre and Adjusted EBITDAre only as supplemental measures.

Net Debt

We define Net Debt as Total Debt less Cash and Cash Equivalents and Short-Term Investments and present this metric for both the consolidated portfolio and for the total portfolio, including the consolidated portfolio and the Company’s pro rata share of unconsolidated joint ventures. Net debt is a component of the Net debt to Adjusted EBITDA ratio, which is defined as Net debt for the respective portfolio divided by Adjusted EBITDA (consolidated portfolio) or Adjusted EBITDAre (total portfolio at pro rata share). We use the Net debt to Adjusted EBITDA and the Net debt to Adjusted EBITDAre ratios to evaluate the Company’s leverage. We believe this measure is an important indicator of the Company’s ability to service its long-term debt obligations.

Supplemental Operating and Financial Data for the
Quarter Ended September 30, 2024

Notice
For a more detailed discussion of the factors that affect our operating results, interested parties should review the Tanger Inc. Annual Report on Form 10-K for the year ended December 31, 2023 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, when available.

This Supplemental Portfolio and Financial Data is not an offer to sell or a solicitation to buy any securities of the Company. Any offers to sell or solicitations to buy any securities of the Company shall be made only by means of a prospectus.

Safe Harbor Statement

Certain statements made in this supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and included this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies, beliefs and expectations, are generally identifiable by use of the words “anticipate,” “believe,” “can,” “continue,” “could,” “designed,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or similar expressions. Such forward-looking statements include the Company’s expectations regarding future financial results and assumptions underlying that guidance, long-term growth, trends in retail traffic and tenant revenues, development initiatives and strategic partnerships, the anticipated impact of the Company’s recently acquired assets in Huntsville and Asheville, as well as its recently opened Nashville development and related costs and anticipated yield, expectations regarding operational metrics, renewal trends, new revenue streams, its strategy and value proposition to retailers, participation in upcoming events, uses of and efforts to reduce costs of capital, liquidity, dividend payments and cash flows.

Other important factors that may cause actual results to differ materially from current expectations include, but are not limited to: our inability to develop new retail centers or expand existing retail centers successfully; risks related to the economic performance and market value of our retail centers; the relative illiquidity of real property investments; impairment charges affecting our properties; our acquisitions or dispositions of assets may not achieve anticipated results; competition for the acquisition and development of retail centers, and our inability to complete the acquisitions of retail centers we may identify; competition for tenants with competing retail centers; the diversification of our tenant mix and our entry into the operation of full price retail may not achieve our expected results; environmental regulations affecting our business; risks associated with possible terrorist activity or other acts or threats of violence and threats to public safety; risks related to the impact of macroeconomic conditions, including rising interest rates and inflation, on our tenants and on our business, financial condition, liquidity, results of operations and compliance with debt covenants; our dependence on rental income from real property; the fact that certain of our leases include co-tenancy and/or sales-based provisions that may allow a tenant to pay reduced rent and/or terminate a lease prior to its natural expiration; our dependence on the results of operations of our retailers and their bankruptcy, early termination or closing could adversely affect us; the impact of geopolitical conflicts; the immediate and long-term impact of the outbreak of a highly infectious or contagious disease on our tenants and on our business (including the impact of actions taken to contain the outbreak or mitigate its impact); the fact that certain of our properties are subject to ownership interests held by third parties, whose interests may conflict with ours; risks related to climate change; increased costs and reputational harm associated with the increased focus on environmental, sustainability and social initiatives; risks related to uninsured losses; the risk that consumer, travel, shopping and spending habits may change; risks associated with our Canadian investments; risks associated with attracting and retaining key personnel; risks associated with debt financing; risks associated with our guarantees of debt for, or other support we may provide to, joint venture properties; the effectiveness of our interest rate hedging arrangements; our potential failure to qualify as a REIT; our legal obligation to pay dividends to our shareholders; legislative or regulatory actions that could adversely affect our shareholders, our dependence on distributions from the Operating Partnership to meet our financial obligations, including dividends; the risk of a cyber-attack or an act of cyber-terrorism or the impact of outages on our technology systems or technology systems generally; the uncertainties of costs to comply with regulatory changes (including potential costs to comply with proposed rules of the SEC to standardize climate-related disclosures); and other important factors which may cause actual results to differ materially from current expectations include, but are not limited to, those set forth under Item 1A - “Risk Factors” in the Company’s and the Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2023.

We qualify all of our forward-looking statements by these cautionary statements. The forward-looking statements in this supplement are only predictions. We have based these forward-looking statements largely on our current expectations and

Supplemental Operating and Financial Data for the
Quarter Ended September 30, 2024

projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Supplemental Operating and Financial Data for the
Quarter Ended September 30, 2024

Summary Operating Metrics

	September 30,
	2024	2023
Centers in Operation at End of Period:
Consolidated	32	29
Unconsolidated	6	6
Managed	2	1
Total Owned and/or Managed Properties	40	36

Gross Leasable Area Open at End of Period (in thousands):
Consolidated	12,690	11,349
Unconsolidated	2,113	2,113
Pro rata share of unconsolidated	1,056	1,056
Managed	758	758

Total Owned and/or Managed Properties (1)	15,561	14,220
Total Owned Properties including pro rata share of unconsolidated JVs (1)	13,746	12,405

Ending Occupancy:
Consolidated (2)	97.3%	97.9%
Unconsolidated	98.2%	98.4%
Total Owned Properties including pro rata share of unconsolidated JVs (2)	97.4%	98.0%
Total Owned Properties including pro rata share of unconsolidated JVs - Same Center (3)	97.5%	98.0%

Average Tenant Sales Per Square Foot (2) (4)
Consolidated	$435	$435
Unconsolidated	$463	$459
Total Owned Properties including pro rata share of unconsolidated JVs	$438	$437
Total Owned Properties including pro rata share of unconsolidated JVs - Same Center (3)	$435	$437

Occupancy Cost Ratio (2) (5)	9.5%	9.1%
(1)Amounts may not recalculate due to the effect of rounding.
(2)Metrics for September 2024 include the results of Tanger Outlets Asheville and Bridge Street Town Centre, both of which were acquired in the fourth quarter of 2023, and exclude the results of Tanger Outlets Nashville, which opened during the fourth quarter of 2023 and has not yet stabilized.
(3)Excludes the results of Bridge Street Town Centre, Tanger Asheville and Tanger Nashville for the September 30, 2024 period.
(4)Average tenant sales per square foot is presented on a constant currency basis for the trailing twelve-month periods and include stores in stabilized centers that have been occupied a minimum of twelve months and are less than 20,000 square feet. Constant currency is a non-GAAP measure, calculated by applying the average foreign exchange rate for the current period to all periods presented.
(5)Occupancy cost ratio represents annualized occupancy costs as of the end of the reporting period as a percentage of tenant sales for the trailing twelve-month periods for consolidated properties and the Company’s pro rata share of unconsolidated joint ventures.

Supplemental Operating and Financial Data for the
Quarter Ended September 30, 2024

Geographic Diversification
As of September 30, 2024

Consolidated Properties

State	# of Centers	GLA	% of GLA
South Carolina	5	1,605,443	13%
New York	2	1,466,753	12%
Alabama	2	1,205,677	9%
Georgia	3	1,142,073	9%
Pennsylvania	3	999,762	8%
Texas	2	823,650	6%
Tennessee	2	740,746	6%
North Carolina	2	701,362	5%
Michigan	2	671,571	5%
Delaware	1	547,937	4%
New Jersey	1	484,748	4%
Arizona	1	410,753	3%
Florida	1	351,691	3%
Missouri	1	329,861	3%
Mississippi	1	324,801	3%
Louisiana	1	321,066	3%
Connecticut	1	311,229	2%
New Hampshire	1	250,558	2%
Total Consolidated Properties	32	12,689,681	100%

Unconsolidated Joint Venture Properties
	# of Centers	GLA	Ownership %
Charlotte, NC	1	398,654	50.00%
Ottawa, ON	1	357,213	50.00%
Columbus, OH	1	355,245	50.00%
Texas City, TX	1	352,705	50.00%
National Harbor, MD	1	341,156	50.00%
Cookstown, ON	1	307,883	50.00%
Total Unconsolidated Joint Venture Properties	6	2,112,856
Tanger’s Pro Rata Share of Unconsolidated Joint Venture Properties		1,056,428

Managed Property
	# of Centers	GLA
Palm Beach, FL	2	758,156

Total Owned and/or Managed Properties	40	15,560,693

Total Owned Properties including pro rata share of unconsolidated JVs	38	13,746,109

Supplemental Operating and Financial Data for the
Quarter Ended September 30, 2024

Property Summary - Occupancy at End of Each Period Shown (1)

Property Name	Location	Total GLA 09/30/24	% Occupied 09/30/24		% Occupied 06/30/24		% Occupied 09/30/23
Tanger Outlets Deer Park	Deer Park, NY	737,473	100.0%		99.7%		100.0%
Tanger Outlets Riverhead	Riverhead, NY	729,280	95.6%		94.6%		96.3%
Bridge Street Town Centre, a Tanger Property	Huntsville, AL	650,941	93.9%		87.2%		N/A
Tanger Outlets Foley	Foley, AL	554,736	96.8%		97.4%		97.0%
Tanger Outlets Rehoboth Beach	Rehoboth Beach, DE	547,937	94.3%		99.2%		98.1%
Tanger Outlets Atlantic City	Atlantic City, NJ	484,748	89.7%		88.3%		90.5%
Tanger Outlets San Marcos	San Marcos, TX	471,816	97.5%		95.8%		99.8%
Tanger Outlets Sevierville	Sevierville, TN	450,079	98.3%		99.6%		100.0%
Tanger Outlets Savannah	Savannah, GA	449,583	99.8%		98.5%		100.0%
Tanger Outlets Myrtle Beach Hwy 501	Myrtle Beach, SC	426,523	98.9%		96.7%		99.4%
Tanger Outlets Phoenix	Glendale, AZ	410,753	99.4%		99.0%		99.0%
Tanger Outlets Myrtle Beach Hwy 17	Myrtle Beach, SC	404,341	99.4%		100.0%		100.0%
Tanger Outlets Charleston	Charleston, SC	386,328	100.0%		100.0%		99.3%
Tanger Outlets Asheville	Asheville, NC	381,600	97.8%		93.4%		N/A
Tanger Outlets Lancaster	Lancaster, PA	376,203	100.0%		99.3%		100.0%
Tanger Outlets Pittsburgh	Pittsburgh, PA	373,863	100.0%		100.0%		99.1%
Tanger Outlets Commerce	Commerce, GA	371,408	96.3%		97.9%		100.0%
Tanger Outlets Grand Rapids	Grand Rapids, MI	357,133	96.8%		95.0%		98.8%
Tanger Outlets Fort Worth	Fort Worth, TX	351,834	97.8%		99.1%		100.0%
Tanger Outlets Daytona Beach	Daytona Beach, FL	351,691	100.0%		100.0%		100.0%
Tanger Outlets Branson	Branson, MO	329,861	100.0%		99.1%		100.0%
Tanger Outlets Memphis	Southaven, MS	324,801	100.0%		100.0%		95.3%
Tanger Outlets Atlanta	Locust Grove, GA	321,082	98.4%		95.5%		99.2%
Tanger Outlets Gonzales	Gonzales, LA	321,066	100.0%		94.4%		99.1%
Tanger Outlets Mebane	Mebane, NC	319,762	100.0%		100.0%		100.0%
Tanger Outlets Howell	Howell, MI	314,438	92.5%		89.2%		84.6%
Tanger Outlets at Foxwoods	Mashantucket, CT	311,229	90.6%		90.2%		87.8%
Tanger Outlets Nashville	Nashville, TN	290,667	96.2%		94.8%		N/A
Tanger Outlets Tilton	Tilton, NH	250,558	98.0%		94.2%		95.6%
Tanger Outlets Hershey	Hershey, PA	249,696	98.2%		98.4%		100.0%
Tanger Outlets Hilton Head II	Hilton Head, SC	206,564	90.3%		92.3%		100.0%
Tanger Outlets Hilton Head I	Hilton Head, SC	181,687	97.1%		100.0%		100.0%
Total Consolidated		12,689,681	97.3%	(2)	96.5%	(2)	97.9%
Charlotte Premium Outlets	Charlotte, NC	398,654	99.1%		97.7%		99.1%
Tanger Outlets Ottawa	Ottawa, ON	357,213	99.7%		95.6%		96.7%
Tanger Outlets Columbus	Columbus, OH	355,245	100.0%		99.6%		100.0%
Tanger Outlets Houston	Texas City, TX	352,705	97.2%		95.3%		99.0%
Tanger Outlets National Harbor	National Harbor, MD	341,156	100.0%		99.4%		99.4%
Tanger Outlets Cookstown	Cookstown, ON	307,883	92.3%		91.3%		95.6%
Total Unconsolidated		2,112,856	98.2%		96.6%		98.4%
Tanger’s pro rata share of unconsolidated JVs		1,056,428	98.2%		96.6%		98.4%

Total Owned Properties including pro rata share of unconsolidated JVs		13,746,109	97.4%	(2)	96.5%	(2)	98.0%
Total Owned Properties including pro rata share of unconsolidated JVs - Same Center (3)		12,422,901	97.5%		97.1%		98.0%
(1)Excludes square footage and occupancy associated with ground leases to tenants.
(2)Includes the occupancy rates at Bridge Street Town Centre and Tanger Asheville, which were acquired during the fourth quarter of 2023, and excludes the occupancy rate at Tanger Nashville, which opened during the fourth quarter of 2023 and has not yet stabilized.
(3)Excludes the GLA and occupancy rates at Bridge Street Town Centre, Tanger Asheville and Tanger Nashville for the September 30, 2024 and June 30, 2024 periods.

Supplemental Operating and Financial Data for the
Quarter Ended September 30, 2024

Portfolio Map as of September 30, 2024

40 Retail Centers | 15.6M SF

Open-air portfolio well positioned in high-frequency tourist destinations and suburbs of vibrant and fast-growing markets

MN
WI
OTTAWA
VT
NH
TILTON
TORONTO
NY
MA
GRAND RAPIDS
MI
DETROIT
CT
RI
FOXWOODS
RIVERHEAD/ HAMPTONS
DEER PARK/ LONG ISLAND
PA
NJ
HERSHEY
PITTSBURGH
ATLANTIC CITY
UT
IL
IN
OH
DE
WASHINGTON, D.C.
REHOBOTH BEACH
COLUMBUS
CO
MD
WV
CA
KS
MO
VA
KY
AZ
BRANSON
GREENSBORO
RALEIGH
KNOXVILLE
NASHVILLE
SEVIERVILLE
ASHEVILLE
NC
CHARLOTTE
OK
TN
NM
PHOENIX
MEMPHIS
AR
SC
HUNTSVILLE
MYRTLE BEACH
ATLANTA
CHARLESTON
MS
FORT WORTH
DALLAS
AL
HILTON HEAD
GA
TX
LA
SAVANNAH
AUSTIN
BATON ROUGE
PENSACOLA
SAN MARCOS
HOUSTON
DAYTONA BEACH
NEW ORLEANS
SAN ANTONIO
FL
PALM BEACH
Consolidated or Joint Venture Outlet Center
Consolidated Open-Air Lifestyle Center
Strategic Partnerships
Corporate Headquarters

Portfolio Occupancy at the End of Each Period (1)
(1)     Includes the Company’s pro rata share of unconsolidated joint ventures. Beginning in December 2023, total portfolio occupancy includes the occupancy rates at Bridge Street Town Centre and Tanger Asheville, which were acquired during the fourth quarter of 2023, and excludes the occupancy rate at Tanger Nashville, which opened during the fourth quarter of 2023 and has not yet stabilized. Same center occupancy excludes the occupancy rates at Bridge Street Town Centre and Tanger Asheville for all periods presented.

Supplemental Operating and Financial Data for the
Quarter Ended September 30, 2024

Center Sales Per Square Foot Ranking (“SPSF”) as of September 30, 2024 (1)

Ranking (2)			12 Months SPSF	Period End Occupancy	GLA (thousands)	% of GLA	% of Portfolio NOI (3)
Consolidated Centers
Centers 1 - 5			$624	98.0%	2,653	20%	25%
Centers 6 - 10			$498	98.4%	1,960	14%	18%
Centers 11 - 15			$449	98.4%	1,429	11%	11%
Centers 16 - 20			$397	97.6%	2,360	18%	18%
Centers 21 - 25			$334	95.5%	1,941	14%	11%
Centers 26 - 31			$301	95.9%	2,056	15%	9%

Ranking (2)			Cumulative 12 Months SPSF	Cumulative Period End Occupancy	Cumulative GLA (thousands)	Cumulative % of GLA	Cumulative % of Portfolio NOI (3)
Consolidated Centers
Centers 1 - 5			$624	98.0%	2,653	20%	25%
Centers 1 - 10			$563	98.2%	4,613	34%	43%
Centers 1 - 15			$533	98.3%	6,042	45%	54%
Centers 1 - 20			$493	98.1%	8,402	63%	72%
Centers 1 - 25			$462	97.6%	10,343	77%	83%
Centers 1 - 31			$435	97.3%	12,399	92%	92%

Unconsolidated Centers at Pro Rata Share (4)			$463	98.2%	1,056	8%	8%
Total Centers at Pro Rata Share (5)			$438	97.4%	13,455	100%	100%

(1)	Centers are ranked by sales per square foot for the trailing twelve months ended September 30, 2024, and sales per square foot include stores that have been occupied for a minimum of twelve months and are less than 20,000 square feet. Excludes centers that have not been opened 12 full calendar months and centers that have not yet stabilized (Tanger Nashville, which opened in October 2023).

(2)	Centers included in each ranking group above are as follows (in alphabetical order):
	Centers 1 - 5:	Deer Park, NY	Glendale, AZ (Westgate)	Huntsville, AL	Myrtle Beach Hwy 17, SC	Sevierville, TN
	Centers 6 - 10:	Branson, MO	Charleston, SC	Lancaster, PA	Mebane, NC	Rehoboth Beach, DE
	Centers 11 - 15:	Fort Worth, TX	Hershey, PA	Hilton Head I, SC	Locust Grove, GA	Southaven, MS
	Centers 16 - 20:	Daytona Beach, FL	Grand Rapids, MI	Riverhead, NY	San Marcos, TX	Savannah, GA
	Centers 21 - 25:	Atlantic City, NJ	Foley, AL	Gonzales, LA	Hilton Head II, SC	Pittsburgh, PA
	Centers 26 - 31:	Asheville, NC	Commerce, GA	Howell, MI	Mashantucket, CT (Foxwoods)	Myrtle Beach Hwy 501, SC	Tilton, NH

(3)	Based on the Company’s forecast of 2024 Portfolio NOI (see non-GAAP definitions), excluding centers not yet stabilized (Tanger Nashville). The Company’s forecast is based on management’s estimates as of September 30, 2024 and may be considered a forward-looking statement that is subject to risks and uncertainties. Actual results could differ materially from those projected due to various factors including, but not limited to, the risks associated with general economic and real estate conditions. For a more detailed discussion of the factors that affect operating results, interested parties should review the Tanger Inc. Annual Report on Form 10-K for the year ended December 31, 2023 and Quarterly Report on Form 10-Q for the three months ended September 30, 2024.

(4)	Includes centers open 12 full calendar months presented on a gross basis (in alphabetical order):
	Unconsolidated:	Charlotte, NC	Columbus, OH	Cookstown, ON	National Harbor, MD	Ottawa, ON	Texas City, TX (Galveston/Houston)

(5)	Includes consolidated portfolio and the Company’s pro rata share of unconsolidated joint ventures. Amounts may not recalculate due to the effect of rounding.

Supplemental Operating and Financial Data for the
Quarter Ended September 30, 2024

Top 25 Tenants Based on Percentage of Total Annualized Base Rent
As of September 30, 2024 (1)

			At Pro Rata Share (2)
Tenant	Brands	# of Stores	GLA	% of Total GLA	% of Total Annualized Base Rent (3)
The Gap, Inc.	Athleta, Banana Republic, Gap, Old Navy	108	1,036,333	7.5%	5.5%
KnitWell Group LLC; Lane Bryant Brands Opco LLC	Ann Taylor, Chicos, Lane Bryant, Loft, Soma Intimates, Talbots, White House/Black Market	132	560,269	4.1%	5.0%
SPARC Group; Authentic Brands Group	Aéropostale, Boardriders Outlet, Brooks Brothers, Champion, Eddie Bauer, Forever 21, Lucky Brands, Nautica, Reebok, Vince, Volcom	100	509,564	3.7%	3.9%
Tapestry, Inc.	Coach, Kate Spade	63	278,702	2.0%	3.3%
Under Armour, Inc.	Under Armour, Under Armour Kids	37	311,449	2.3%	3.2%
American Eagle Outfitters, Inc.	Aerie, American Eagle Outfitters, Offline by Aerie	57	349,192	2.5%	3.1%
PVH Corp.	Calvin Klein, Tommy Hilfiger	48	326,007	2.4%	2.8%
Nike, Inc.	Converse, Nike	41	440,114	3.2%	2.5%
Signet Jewelers Limited	Banter by Piercing Pagoda, Jared, Kay Jewelers, Peoples Jewellers, Zales	61	121,627	0.9%	2.2%
Columbia Sportswear Company	Columbia Sportswear	29	201,909	1.5%	2.1%
Carter’s, Inc.	Carters, OshKosh B'gosh	48	191,080	1.4%	1.9%
Luxottica Group S.p.A.	Lenscrafters, Oakley, Sunglass Hut	74	108,196	0.8%	1.9%
Adidas AG	Adidas	32	210,603	1.5%	1.9%
Capri Holdings Limited	Michael Kors, Michael Kors Mens	33	153,346	1.1%	1.8%
Skechers USA, Inc.	Skechers	35	174,554	1.3%	1.8%
Rack Room Shoes	Off Broadway Shoes, Rack Room Shoes	27	183,748	1.3%	1.8%
V. F. Corporation	Dickies, The North Face, Timberland, Vans, Work Authority	31	153,578	1.1%	1.6%
H & M Hennes & Mauritz LP.	H&M	21	429,729	3.1%	1.4%
Ralph Lauren Corporation	Polo Children, Polo Ralph Lauren	36	389,324	2.8%	1.4%
Hilco Consumer - Retail	Hanesbrands, Maidenform	29	147,614	1.1%	1.4%
Caleres Inc.	Famous Footwear	29	153,569	1.1%	1.4%
Levi Strauss & Co.	Levi's	35	134,354	1.0%	1.7%
Vera Bradley, Inc.	Vera Bradley	26	91,098	0.7%	1.2%
J.Crew Group	J.Crew Factory, J.Crew The Men's Shop	23	118,202	0.9%	1.2%
Victoria's Secret & Co.	Pink by Victoria's Secret, Victoria's Secret	18	119,387	0.9%	1.2%
Total of Top 25 tenants		1,173	6,893,548	50.2%	57.2%
(1)Excludes leases that have been entered into but which tenant has not yet taken possession, leases that have turned over but are not open, and temporary leases. Includes all retail concepts of each tenant group; tenant groups are determined based on leasing relationships.
(2)Includes the Company’s pro rata share of unconsolidated joint ventures.
(3)Annualized base rent (“ABR”) is defined as the minimum monthly payments due as of the end of the reporting period annualized, excluding periodic contractual fixed increases. Includes rents that are based on a percentage of sales in lieu of fixed contractual rents and ground lease rent.

Supplemental Operating and Financial Data for the
Quarter Ended September 30, 2024

Lease Expirations as of September 30, 2024

Percentage of Total Gross Leasable Area (1) (2)

Percentage of Total Annualized Base Rent (1) (2) (3)
(1)     Includes the Company’s pro rata share of unconsolidated joint ventures.
(2)     Excludes leases that have been entered into but which tenant has not yet taken possession, vacant space, leases that have turned over but are not open, and temporary leases.
(3)    Includes ground lease rent.

Supplemental Operating and Financial Data for the
Quarter Ended September 30, 2024

Capital Expenditures for the Three Months Ended September 30, 2024 (in thousands)

	Consolidated Properties	Unconsolidated Joint Ventures at Pro Rata Share	Total at Pro Rata Share
Value-enhancing:
New center developments, first generation tenant allowances and expansions	$5,503	$3	$5,506
Other	—	—	—
Total new center developments and expansions	$5,503	$3	$5,506

Recurring capital expenditures:
Second generation tenant allowances	$11,802	$331	$12,133
Operational capital expenditures	9,560	881	10,441
Renovations	858	41	899
Total recurring capital expenditures	$22,220	$1,253	$23,473

Total additions to rental property-accrual basis	$27,723	$1,256	$28,979

Capital Expenditures for the Nine Months Ended September 30, 2024 (in thousands)

	Consolidated Properties	Unconsolidated Joint Ventures at Pro Rata Share	Total at Pro Rata Share
Value-enhancing:
New center developments, first generation tenant allowances and expansions	$19,036	$185	$19,221
Other	—	—	—
Total new center developments and expansions	$19,036	$185	$19,221

Recurring capital expenditures:
Second generation tenant allowances	$20,858	$437	$21,295
Operational capital expenditures	18,329	1,459	19,788
Renovations	5,378	41	5,419
Total recurring capital expenditures	$44,565	$1,937	$46,502

Total additions to rental property-accrual basis	$63,601	$2,122	$65,723

Supplemental Operating and Financial Data for the
Quarter Ended September 30, 2024

Leasing Activity for the Trailing Twelve Months Ended September 30 - Comparable Space for Executed Leases (1) (2)

	Leasing Transactions	Square Feet (in 000s)	New Initial Rent (psf) (3)	Rent Spread % (4)	Tenant Allowance (psf) (5)	Average Initial Term (in years)

Total space
2024	485	2,339	$35.84	14.4%	$4.02	3.3
2023	452	1,917	$38.32	14.5%	$3.76	3.4

Re-tenanted space
2024	29	154	$48.05	45.7%	$59.84	8.8
2023	29	113	$46.37	30.6%	$60.43	7.9

Renewed space
2024	456	2,186	$34.99	12.0%	$0.10	2.9
2023	423	1,804	$37.82	13.4%	$0.22	3.1
Refer to footnotes below the following table.

Leasing Activity for the Trailing Twelve Months Ended September 30 - Comparable and Non-Comparable Space for Executed Leases (1) (2)

	Leasing Transactions	Square Feet (in 000s)	New Initial Rent (psf) (3)	Tenant Allowance (psf) (5)	Average Initial Term (in years)

Total space
2024	543	2,599	$36.34	$9.57	3.7
2023	528	2,176	$38.29	$7.89	3.7
(1)For consolidated properties and domestic unconsolidated joint ventures at pro rata share owned as of the period-end date, except for leasing transactions, which are shown at 100%. Represents leases for new stores or renewals that were executed during the respective trailing 12-month periods and excludes license agreements, seasonal tenants, month-to-month leases, and new developments (Tanger Nashville).
(2)Comparable space excludes leases for space that was vacant for more than 12 months (non-comparable space).
(3)Represents average initial cash rent (base rent and common area maintenance (“CAM”)).
(4)Represents change in average initial and expiring cash rent (base rent and CAM).
(5)Includes other landlord costs.

Supplemental Operating and Financial Data for the
Quarter Ended September 30, 2024

Consolidated Balance Sheets (dollars in thousands)

	September 30,	December 31,
	2024	2023
Assets
Rental property:
Land	$303,605	$303,605
Buildings, improvements and fixtures	3,011,234	2,938,434
Construction in progress	9,421	29,201
	3,324,260	3,271,240
Accumulated depreciation	(1,401,334)	(1,318,264)
Total rental property, net	1,922,926	1,952,976
Cash and cash equivalents	11,053	12,778
Short-term investments	—	9,187
Investments in unconsolidated joint ventures	70,245	71,900
Deferred lease costs and other intangibles, net	77,508	91,269
Operating lease right-of-use assets	76,431	77,400
Prepaids and other assets	117,128	108,609
Total assets	$2,275,291	$2,324,119

Liabilities and Equity
Liabilities
Debt:
Senior, unsecured notes, net	$1,041,240	$1,039,840
Unsecured term loan, net	322,967	322,322
Mortgages payable, net	60,186	64,041
Unsecured lines of credit	—	13,000
Total debt	1,424,393	1,439,203
Accounts payable and accrued expenses	86,761	118,505
Operating lease liabilities	85,079	86,076
Other liabilities	86,426	89,022
Total liabilities	1,682,659	1,732,806
Commitments and contingencies
Equity
Tanger Inc.:
Common shares, $0.01 par value, 300,000,000 shares authorized, 110,208,387 and 108,793,251 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	1,102	1,088
Paid in capital	1,102,443	1,079,387
Accumulated distributions in excess of net income	(507,833)	(490,171)
Accumulated other comprehensive loss	(27,418)	(23,519)
Equity attributable to Tanger Inc.	568,294	566,785
Equity attributable to noncontrolling interests:
Noncontrolling interests in Operating Partnership	24,338	24,528
Noncontrolling interests in other consolidated partnerships	—	—
Total equity	592,632	591,313
Total liabilities and equity	$2,275,291	$2,324,119

Supplemental Operating and Financial Data for the
Quarter Ended September 30, 2024

Consolidated Statements of Operations (in thousands, except per share data)

	Three months ended		Nine months ended
	September 30,		September 30,
	2024	2023	2024	2023
Revenues:
Rental revenues	$125,221	$110,835	$365,349	$319,005
Management, leasing and other services	2,485	2,138	7,095	6,174
Other revenues	5,295	4,373	12,884	11,751
Total revenues	133,001	117,346	385,328	336,930
Expenses:
Property operating	40,247	36,758	113,261	103,618
General and administrative (1)	18,215	18,937	56,518	54,675
Depreciation and amortization	35,376	25,374	103,410	76,656
Total expenses	93,838	81,069	273,189	234,949
Other income (expense):
Interest expense	(15,493)	(11,688)	(45,546)	(35,997)
Other income (expense)	(52)	1,899	755	7,023
Total other income (expense)	(15,545)	(9,789)	(44,791)	(28,974)
Income before equity in earnings of unconsolidated joint ventures	23,618	26,488	67,348	73,007
Equity in earnings of unconsolidated joint ventures	2,312	2,389	7,803	6,030
Net income	25,930	28,877	75,151	79,037
Noncontrolling interests in Operating Partnership	(1,074)	(1,253)	(3,122)	(3,422)
Noncontrolling interests in other consolidated partnerships	—	—	80	(248)
Net income attributable to Tanger Inc.	24,856	27,624	72,109	75,367
Allocation of earnings to participating securities	(232)	(414)	(692)	(854)
Net income available to common shareholders of Tanger Inc.	$24,624	$27,210	$71,417	$74,513

Basic earnings per common share:
Net income	$0.23	$0.26	$0.66	$0.71

Diluted earnings per common share:
Net income	$0.22	$0.26	$0.65	$0.70
(1)The nine months ended September 30, 2024 includes $1.6 million of executive severance costs. The nine months ended September 30, 2023 includes the reversal of $0.8 million of previously expensed compensation related to a voluntary executive departure.

Supplemental Operating and Financial Data for the
Quarter Ended September 30, 2024

Components of Rental Revenues (in thousands)

As a lessor, substantially all of our revenues are earned from arrangements that are within the scope of Accounting Standards Codification Topic 842 “Leases” (“ASC 842”). We utilized the practical expedient in Accounting Standards Update (“ASU”) 2018-11 to account for lease and non-lease components as a single component, which resulted in all of our revenues associated with leases being recorded as rental revenues on the consolidated statements of operations.

The table below provides details of the components included in consolidated rental revenues:

	Three months ended		Nine months ended
	September 30,		September 30,
	2024	2023	2024	2023
Rental revenues:
Base rentals	$85,199	$76,509	$254,280	$221,617
Percentage rentals	4,678	4,630	10,878	11,505
Tenant expense reimbursements	35,340	29,958	101,244	88,437
Lease termination fees	335	393	875	400
Market rent adjustments	(73)	(164)	(115)	(267)
Straight-line rent adjustments	374	(409)	361	(1,410)
Uncollectible tenant revenues	(632)	(82)	(2,174)	(1,277)
Rental revenues	$125,221	$110,835	$365,349	$319,005

Supplemental Operating and Financial Data for the
Quarter Ended September 30, 2024

Unconsolidated Joint Venture Information

The following table details certain information as of September 30, 2024, except for Net Operating Income (“NOI”), which is for the nine months ended September 30, 2024, about various unconsolidated real estate joint ventures in which we have an ownership interest (dollars in millions):

Joint Venture	Center Location	Tanger’s Ownership %	Square Feet	Tanger’s Pro Rata Share of Total Assets (1)	Tanger’s Pro Rata Share of NOI	Tanger’s Pro Rata Share of Debt (2)
Charlotte	Charlotte, NC	50.0%	398,654	$29.0	$6.1	$49.0
Columbus	Columbus, OH	50.0%	355,245	31.3	4.0	35.2
Galveston/Houston	Texas City, TX	50.0%	352,705	16.4	3.0	28.6
National Harbor	National Harbor, MD	50.0%	341,156	35.3	4.7	46.1
RioCan Canada (3)	Various	50.0%	665,096	69.0	4.1	—
Total			2,112,856	$181.0	$21.9	$158.9
(1)Represents Tanger’s share of total assets recorded for the unconsolidated joint ventures.
(2)Net of debt origination costs and premiums.
(3)Includes a 307,883 square foot center in Cookstown, Ontario, and a 357,213 square foot center in Ottawa, Ontario.

Supplemental Operating and Financial Data for the
Quarter Ended September 30, 2024

Debt Outstanding Summary
As of September 30, 2024
(dollars in thousands)

	Total Debt Outstanding	Pro Rata Share of Debt	Stated Interest Rate (1)	Effective Interest Rate (2)	Maturity Date (3)	Weighted Average Years to Maturity (3)
Consolidated Debt:
Unsecured debt:
Unsecured lines of credit (4)	$—	$—	Adj. SOFR + 0.85%	5.8%	4/12/2029	4.5
2026 Senior unsecured notes	350,000	350,000	3.125%	3.2%	9/1/2026	1.9
2027 Senior unsecured notes	300,000	300,000	3.875%	3.9%	7/15/2027	2.8
2031 Senior unsecured notes	400,000	400,000	2.75%	2.9%	9/1/2031	6.9
Unsecured term loan (5)	325,000	325,000	Adj. SOFR + 0.94%	4.9%	1/13/2028	3.3
Net debt discounts and debt origination costs	(10,793)	(10,793)
Total net unsecured debt	$1,364,207	$1,364,207		3.8%		3.9
Secured mortgage debt:
Atlantic City, NJ	$8,523	$8,523	6.44% - 7.65%	5.1%	12/15/2024 - 12/8/2026	2.0
Southaven, MS	51,700	51,700	Adj. SOFR + 2.00%	6.9%	10/12/2027	3.0
Debt premium and debt origination costs	(37)	(37)
Total net secured mortgage debt	60,186	60,186		6.7%		2.9
Total consolidated debt	$1,424,393	$1,424,393		3.9%		3.8
Unconsolidated JV debt:
Galveston/Houston	$58,000	$29,000	Daily SOFR + 3.00%	7.6%	6/16/2028	3.7
Charlotte	98,176	49,088	4.27%	4.3%	7/1/2028	3.8
National Harbor	92,464	46,232	4.63%	4.6%	1/5/2030	5.3
Columbus	71,000	35,500	6.252%	6.3%	10/1/2032	8.0
Debt origination costs	(1,772)	(886)
Total unconsolidated JV net debt	317,868	158,934		5.4%		5.1
Total	$1,742,261	$1,583,327		4.1%		4.0
(1)Adjusted SOFR represents the Secured Overnight Financing Rate (“SOFR”) plus a 10-basis point credit adjustment spread.
(2)As of September 30, 2024. The effective interest rate includes the impact of discounts and premiums, mark-to-market adjustments for mortgages assumed in conjunction with property acquisitions and interest rate swap agreements, as applicable.
(3)Includes applicable extensions available at our option.
(4)The Company has unsecured lines of credit that provide for borrowings of up to $620.0 million, including a $20.0 million liquidity line and a $600.0 million syndicated line. A 20 basis point facility fee is due annually on the entire committed amount of each facility. In certain circumstances, total line capacity may be increased to $1.2 billion through an accordion feature in the syndicated line.
(5)The effective interest rate includes interest rate swap agreements that, collectively, fix the Daily SOFR base rate at a weighted average of 3.9% on notional amounts aggregating $325.0 million.

Effective Date	Maturity Date	Notional Amount	Bank Pay Rate	Company Fixed Pay Rate	Company Adjusted Fixed Pay Rate (6)
Interest rate swaps:
February 1, 2024	February 1, 2026	$75,000	Daily SOFR	3.5%	3.6%
February 1, 2024	August 1, 2026	$75,000	Daily SOFR	3.7%	3.8%
February 1, 2024	January 1, 2027	$175,000	Daily SOFR	4.2%	4.3%
		$325,000	Daily SOFR	3.9%	4.0%
(6)Includes a 10-basis point credit adjustment spread related to the Company’s unsecured term loan.

Supplemental Operating and Financial Data for the
Quarter Ended September 30, 2024

Summary of Our Share of Fixed and Variable Rate Debt, Cash and Cash Equivalents and Short-Term Investments
As of September 30, 2024
(dollars in thousands)

Debt	Total Debt %	Pro Rata Share	Effective Interest Rate (2)	Average Years to Maturity (1)
Consolidated:
Fixed (3)	96%	$1,372,892	3.8%	3.9
Variable	4%	51,501	6.9%	3.0
	100%	$1,424,393	3.9%	3.8
Unconsolidated Joint Ventures:
Fixed	91%	$144,603	5.2%	5.3
Variable	9%	14,331	7.8%	3.7
	100%	$158,934	5.4%	5.1
Total:
Fixed	96%	$1,517,495	3.9%	4.0
Variable	4%	65,832	7.1%	3.2
Total share of debt	100%	$1,583,327	4.1%	4.0

Cash and Cash Equivalents and Short-Term Investments		Pro Rata Share
Consolidated:
Cash and cash equivalents		$11,053
Short-term investments (4)		—
		$11,053
Unconsolidated Joint ventures:
Cash and cash equivalents		$7,738
		$7,738
Total:
Cash and cash equivalents		$18,791
Short-term investments (4)		—
Total share of Cash and Cash Equivalents and Short-Term Investments		$18,791

Net Debt		Pro Rata Share
Total share of Net Debt (5)		$1,564,536
(1)Includes applicable extensions available at our option.
(2)As of September 30, 2024.
(3)The effective interest rate includes interest rate swap agreements that fixed the base Daily SOFR rate at a weighted average of 3.9% on notional amounts aggregating $325 million. These interest rate swaps have varying maturities through January 2027. Additional details on the Company’s interest rate strategy are detailed on the prior page.
(4)Represents short-term bank deposits with initial maturities greater than three months and less than or equal to one year.
(5)Net debt is a non-GAAP measure. Refer to page 26 for a reconciliation of total debt to net debt.

Supplemental Operating and Financial Data for the
Quarter Ended September 30, 2024

Future Scheduled Principal Payments (dollars in thousands) (1)
As of September 30, 2024

Year	Tanger Consolidated Payments	Tanger’s Pro Rata Share of Unconsolidated JV Payments	Total Scheduled Payments	Effective Interest Rate as of September 30, 2024 (2)
2024	$1,317	$414	$1,731	4.9%
2025	1,501	1,707	3,208	4.7%
2026	355,705	1,997	357,702	3.2%
2027	351,700	2,311	354,011	4.4%
2028	325,000	75,369	400,369	5.1%
2029	—	984	984	4.6%
2030	—	41,538	41,538	4.6%
2031	400,000	—	400,000	2.9%
2032	—	35,500	35,500	6.3%
2033 & thereafter	—	—	—	—%
Total principal outstanding	$1,435,223	$159,820	$1,595,043	4.1%
Net debt discounts and debt origination costs	(10,830)	(886)	(11,716)
Total debt outstanding	$1,424,393	$158,934	$1,583,327	4.1%
(1)Includes applicable extensions available at our option.
(2)Includes variable interest rates in effect as of September 30, 2024.

Senior Unsecured Notes Financial Covenants (1)
As of September 30, 2024

	Required	Actual
Total Consolidated Debt to Adjusted Total Assets	< 60%	37%
Total Secured Debt to Adjusted Total Assets	< 40%	2%
Total Unencumbered Assets to Unsecured Debt	> 150%	257%
Consolidated Income Available for Debt Service to Annual Debt Service Charge	> 1.5 x	5.6	x
(1)For a complete listing of all material debt covenants related to the Company’s senior unsecured notes, as well as definitions of the above terms, please refer to the Company’s filings with the SEC.

Unsecured Lines of Credit & Term Loan Financial Covenants (1)
As of September 30, 2024

	Required	Actual
Total Liabilities to Total Adjusted Asset Value	< 60%	35%
Secured Indebtedness to Total Adjusted Asset Value	< 35%	4%
EBITDA to Fixed Charges	> 1.5 x	4.4	x
Total Unsecured Indebtedness to Adjusted Unencumbered Asset Value	< 60%	31%
Unencumbered Interest Coverage Ratio	> 1.5 x	5.7	x
(1)For a complete listing of all material debt covenants related to the Company’s unsecured lines of credit and term loan, as well as definitions of the above terms, please refer to the Company’s filings with the SEC.

Supplemental Operating and Financial Data for the
Quarter Ended September 30, 2024

Enterprise Value, Net Debt, Liquidity, Debt Ratios and Credit Ratings - September 30, 2024
(in thousands, except per share data)

	Consolidated		Pro Rata Share of Unconsolidated JVs	Total at Pro Rata Share

Enterprise Value:
Market value:
Common shares outstanding	110,208			110,208
Exchangeable operating partnership units	4,708			4,708
Total shares and units (1)	114,916			114,916
Common share price at September 30, 2024	$33.18			$33.18
Total market value (1)	$3,812,924			$3,812,924

Debt:
Senior, unsecured notes	$1,050,000		$—	$1,050,000
Unsecured term loan	325,000		—	325,000
Mortgages payable	60,223		159,820	220,043
Unsecured lines of credit	—		—	—
Total principal debt	1,435,223		159,820	1,595,043
Less: Net debt discounts	(4,825)		—	(4,825)
Less: Debt origination costs	(6,005)		(886)	(6,891)
Total debt	1,424,393		158,934	1,583,327
Less: Cash and cash equivalents	(11,053)		(7,738)	(18,791)
Less: Short-term investments (2)	—		—	—
Net debt	1,413,340		151,196	1,564,536
Total enterprise value	$5,226,264		$151,196	$5,377,460

Liquidity:
Cash and cash equivalents	$11,053		$7,738	$18,791
Short-term investments (2)	—		—	—
Unused capacity under unsecured lines of credit	620,000		—	620,000
Total liquidity	$631,053		$7,738	$638,791

Ratios (3):
Net debt to Adjusted EBITDA (4)(5)	4.9	x		5.0	x
Net debt to Adjusted EBITDA (pro forma) (4)(5)	4.7 x - 4.8 x			4.8 x - 4.9 x
Interest coverage ratio (5)(6)	5.1	x		4.7	x
(1)Amounts may not recalculate due to the effect of rounding.
(2)Represents short-term bank deposits with initial maturities greater than three months and less than or equal to one year.
(3)Ratios are presented for the trailing twelve-month period.
(4)Net debt to Adjusted EBITDA represents net debt for the respective portfolio divided by Adjusted EBITDA (consolidated) or Adjusted EBITDAre (total at pro rata share). Net debt to Adjusted EBITDA (pro forma) incorporates Adjusted EBITDA and Adjusted EBITDAre from properties acquired (Tanger Asheville and Bridge Street Town Centre) or opened (Tanger Nashville) during the fourth quarter of 2023, assuming a full year of Adjusted EBITDA and Adjusted EBITDAre for Tanger Nashville and the acquisitions.
(5)Net debt, Adjusted EBITDA and Adjusted EBITDAre are non-GAAP measures. Refer to reconciliations of net income to Adjusted EBITDA and Adjusted EBITDAre as well as total debt to net debt on pages 24 through 26.
(6)Interest coverage ratio represents Adjusted EBITDA (consolidated) or Adjusted EBITDAre (total at pro rata share) divided by interest expense.
.

Credit Ratings:
Agency	Rating	Outlook	Latest Action
Fitch	BBB	Stable	May 25, 2023
Moody’s Investors Services	Baa3	Positive	October 31, 2024
Standard & Poor’s Ratings Services	BBB-	Stable	February 19, 2021

Supplemental Operating and Financial Data for the
Quarter Ended September 30, 2024

NON-GAAP AND SUPPLEMENTAL MEASURES (1)

Reconciliation of Net Income to FFO and Core FFO (dollars and shares in thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2024	2023	2024	2023
Net income	$25,930	$28,877	$75,151	$79,037
Adjusted for:
Depreciation and amortization of real estate assets - consolidated	34,357	24,953	100,764	75,077
Depreciation and amortization of real estate assets - unconsolidated joint ventures	2,850	2,608	7,450	7,893
FFO	63,137	56,438	183,365	162,007
FFO attributable to noncontrolling interests in other consolidated partnerships	—	—	80	(248)
Allocation of earnings to participating securities	(418)	(651)	(1,248)	(1,560)
FFO available to common shareholders (2)	$62,719	$55,787	$182,197	$160,199
As further adjusted for:
Executive departure-related adjustments (3)	—	—	1,554	(806)
Impact of above adjustments to the allocation of earnings to participating securities	—	—	(10)	6
Core FFO available to common shareholders (2)	$62,719	$55,787	$183,741	$159,399
FFO available to common shareholders per share - diluted (2)	$0.54	$0.50	$1.58	$1.45
Core FFO available to common shareholders per share - diluted (2)	$0.54	$0.50	$1.60	$1.44

Weighted Average Shares:
Basic weighted average common shares	108,972	104,461	108,675	104,308
Effect of notional units	799	1,026	746	898
Effect of outstanding options	933	832	925	783
Diluted weighted average common shares (for earnings per share computations)	110,704	106,319	110,346	105,989
Exchangeable operating partnership units	4,708	4,738	4,708	4,738
Diluted weighted average common shares (for FFO and Core FFO per share computations) (2)	115,412	111,057	115,054	110,727
(1)Refer to Non-GAAP Definitions beginning on page 30 for definitions of the non-GAAP supplemental measures used in this report.
(2)Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s REIT status.
(3)For the 2024 period, represents executive severance costs. For the 2023 period, represents the reversal of previously expensed compensation related to a voluntary executive departure.

Supplemental Operating and Financial Data for the
Quarter Ended September 30, 2024

Reconciliation of FFO to FAD (dollars and shares in thousands) (1)

	Three months ended		Nine months ended
	September 30,		September 30,
	2024	2023	2024	2023
FFO available to common shareholders	$62,719	$55,787	$182,197	$160,199
Adjusted for:
Corporate depreciation	1,019	421	2,646	1,579
Amortization of finance costs	914	796	2,609	2,395
Amortization of net debt discount	191	159	548	455
Amortization of equity-based compensation	2,875	3,387	8,980	9,040
Straight-line rent adjustments	(374)	409	(361)	1,410
Market rent adjustments	166	257	393	545
Second generation tenant allowances and lease incentives	(11,802)	(3,389)	(20,858)	(7,718)
Capital improvements	(10,418)	(10,275)	(23,707)	(19,776)
Adjustments from unconsolidated joint ventures	(845)	(423)	(1,149)	(528)
FAD available to common shareholders (2)	$44,445	$47,129	$151,298	$147,601
Dividends per share	$0.275	$0.245	$0.810	$0.710
FFO payout ratio	51%	49%	51%	49%
FAD payout ratio	71%	58%	61%	53%
Diluted weighted average common shares (2)	115,412	111,057	115,054	110,727
(1)Refer to page 20 for a reconciliation of net income to FFO available to common shareholders.
(2)Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s REIT status.

Supplemental Operating and Financial Data for the
Quarter Ended September 30, 2024

Reconciliation of Net Income to Portfolio NOI and Same Center NOI for the consolidated portfolio and total portfolio at pro rata share (in thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2024	2023	2024	2023
Net income	$25,930	$28,877	$75,151	$79,037
Adjusted to exclude:
Equity in earnings of unconsolidated joint ventures	(2,312)	(2,389)	(7,803)	(6,030)
Interest expense	15,493	11,688	45,546	35,997
Other (income) expense	52	(1,899)	(755)	(7,023)
Depreciation and amortization	35,376	25,374	103,410	76,656
Other non-property income	(199)	(306)	(1,000)	(1,327)
Corporate general and administrative expenses	18,231	18,950	56,556	54,674
Non-cash adjustments (1)	(214)	670	28	1,971
Lease termination fees	(335)	(392)	(875)	(400)
Portfolio NOI - Consolidated	92,022	80,573	270,258	233,555
Non-same center NOI - Consolidated	(7,702)	(90)	(22,978)	(50)
Same Center NOI - Consolidated (2)	$84,320	$80,483	$247,280	$233,505

Portfolio NOI - Consolidated	$92,022	$80,573	$270,258	$233,555
Pro rata share of unconsolidated joint ventures (3)	7,362	7,393	21,941	20,905
Portfolio NOI - Total portfolio at pro rata share (3)	99,384	87,966	292,199	254,460
Non-same center NOI - Total portfolio at pro rata share (3)	(7,702)	(90)	(22,978)	(50)
Same Center NOI - Total portfolio at pro rata share (2) (3)	$91,682	$87,876	$269,221	$254,410
(1)Non-cash items include straight-line rent, above and below market rent amortization, straight-line rent expense on land leases and gains or losses on outparcel sales, as applicable.
(2)Centers excluded from Same Center NOI:

Nashville	October 2023	New Development	Consolidated
Asheville	November 2023	Acquired	Consolidated
Huntsville	November 2023	Acquired	Consolidated
(3) Pro rata share metrics are presented on a constant currency basis. Constant currency is a non-GAAP measure, calculated by applying the average foreign exchange rate for the current period to all periods presented.

Supplemental Operating and Financial Data for the
Quarter Ended September 30, 2024

Same Center NOI - total portfolio at pro rata share (in thousands)

	Three months ended			Nine months ended
	September 30,		%	September 30,		%
	2024	2023	Change	2024	2023	Change
Same Center Revenues:
Base rentals	$84,564	$83,439	1.3%	$251,695	$241,542	4.2%
Percentage rentals	4,945	5,399	-8.4%	11,987	13,589	-11.8%
Tenant expense reimbursement	36,383	33,439	8.8%	104,319	99,296	5.1%
Uncollectible tenant revenues	(546)	30	NM	(2,081)	(1,215)	71.3%
Rental revenues	125,346	122,307	2.5%	365,920	353,212	3.6%
Other revenues	5,141	4,748	8.3%	12,437	12,699	-2.1%
Total same center revenues	130,487	127,055	2.7%	378,357	365,911	3.4%
Same Center Expenses:
Property operating	38,765	39,166	-1.0%	109,035	111,379	-2.1%
General and administrative	40	13	207.7%	101	122	-17.2%
Total same center expenses	38,805	39,179	-1.0%	109,136	111,501	-2.1%
Same Center NOI - Total portfolio at pro rata share	$91,682	$87,876	4.3%	$269,221	$254,410	5.8%
NM – Not meaningful

Supplemental Operating and Financial Data for the
Quarter Ended September 30, 2024

Reconciliation of Net Income to Adjusted EBITDA (in thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2024	2023	2024	2023
Net income	$25,930	$28,877	$75,151	$79,037
Adjusted to exclude:
Interest expense, net	15,513	9,283	45,108	28,584
Income tax expense (benefit)	—	4	(248)	(32)
Depreciation and amortization	35,376	25,374	103,410	76,656
Executive departure-related adjustments (1)	—	—	1,554	(806)
Adjusted EBITDA	$76,819	$63,538	$224,975	$183,439

	Twelve months ended
	September 30,	December 31,
	2024	2023
Net income	$99,996	$103,882
Adjusted to exclude:
Interest expense, net	54,673	38,149
Income tax expense (benefit)	(624)	(408)
Depreciation and amortization	135,643	108,889
Executive departure-related adjustments (1)	1,554	(806)
Adjusted EBITDA	$291,242	$249,706
(1)For the 2024 period, represents executive severance costs. For the 2023 period, represents the reversal of previously expensed compensation related to a voluntary executive departure.

Supplemental Operating and Financial Data for the
Quarter Ended September 30, 2024

Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre (in thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2024	2023	2024	2023
Net income	$25,930	$28,877	$75,151	$79,037
Adjusted to exclude:
Interest expense, net	15,513	9,283	45,108	28,584
Income tax expense (benefit)	—	4	(248)	(32)
Depreciation and amortization	35,376	25,374	103,410	76,656
Pro rata share of interest expense, net - unconsolidated joint ventures	2,186	2,224	6,539	6,550
Pro rata share of depreciation and amortization - unconsolidated joint ventures	2,850	2,608	7,450	7,893
EBITDAre	$81,855	$68,370	$237,410	$198,688
Executive departure-related adjustments (1)	—	—	1,554	(806)
Adjusted EBITDAre	$81,855	$68,370	$238,964	$197,882

	Twelve months ended
	September 30,	December 31,
	2024	2023
Net income	$99,996	$103,882
Adjusted to exclude:
Interest expense, net	54,673	38,149
Income tax expense (benefit)	(624)	(408)
Depreciation and amortization	135,643	108,889
Pro-rata share of interest expense, net - unconsolidated joint ventures	8,768	8,779
Pro-rata share of depreciation and amortization - unconsolidated joint ventures	10,071	10,514
EBITDAre	$308,527	$269,805
Executive departure-related adjustments (1)	1,554	(806)
Adjusted EBITDAre	$310,081	$268,999
(1)For the 2024 period, represents executive severance costs. For the 2023 period, represents the reversal of previously expensed compensation related to a voluntary executive departure.

Supplemental Operating and Financial Data for the
Quarter Ended September 30, 2024

Reconciliation of Total Debt to Net Debt for the consolidated portfolio and total portfolio at pro rata share (in thousands)

	September 30, 2024
	Consolidated	Pro Rata Share of Unconsolidated JVs	Total at Pro Rata Share

Total debt	$1,424,393	$158,934	$1,583,327
Less:
Cash and cash equivalents	(11,053)	(7,738)	(18,791)
Short-term investments (1)	—	—	—
Total cash and cash equivalents and short-term investments	(11,053)	(7,738)	(18,791)
Net debt	$1,413,340	$151,196	$1,564,536

	December 31, 2023
	Consolidated	Pro Rata Share of Unconsolidated JVs	Total at Pro Rata Share

Total debt	$1,439,203	$159,979	$1,599,182
Less:
Cash and cash equivalents	(12,778)	(7,020)	(19,798)
Short-term investments (1)	(9,187)	—	(9,187)
Total cash and cash equivalents and short-term investments	(21,965)	(7,020)	(28,985)
Net debt	$1,417,238	$152,959	$1,570,197
(1)     Represents short-term bank deposits with initial maturities greater than three months and less than or equal to one year.

Supplemental Operating and Financial Data for the
Quarter Ended September 30, 2024

Non-GAAP Pro Rata Balance Sheet Information as of September 30, 2024 (in thousands)

Non-GAAP
Pro Rata Share of Unconsolidated Joint Ventures (1)
Assets
Rental property:
Land	$40,189
Buildings, improvements and fixtures	233,632
Construction in progress	502
274,323
Accumulated depreciation	(107,803)
Total rental property, net	166,520
Cash and cash equivalents	7,738
Deferred lease costs and other intangibles, net	1,230
Prepaids and other assets	5,470
Total assets	$180,958
Liabilities and Owners’ Equity
Liabilities
Mortgages payable, net	$158,934
Accounts payable and accruals	6,588
Total liabilities	165,522
Owners’ Equity	15,436
Total liabilities and owners’ equity	$180,958
(1)The carrying value of our investments in unconsolidated joint ventures as reported in our consolidated balance sheet differs from our pro rata share of the net assets shown above due to adjustments to the book basis, including intercompany profits on sales of services that are capitalized by the unconsolidated joint ventures. The differences in basis totaled $2.7 million as of September 30, 2024 and are being amortized over the various useful lives of the related assets.

Supplemental Operating and Financial Data for the
Quarter Ended September 30, 2024

Non-GAAP Pro Rata Statement of Operations Information for the three and nine months ended September 30, 2024 (in thousands)

	Three months ended		Nine months ended
	September 30, 2024		September 30, 2024
	Non-GAAP Pro Rata Share		Non-GAAP Pro Rata Share
	Noncontrolling Interests	Unconsolidated Joint Ventures	Noncontrolling Interests	Unconsolidated Joint Ventures
Revenues:
Rental revenues	$—	$11,516	$—	$33,726
Other revenues	—	371	—	1,012
Total revenues	—	11,887	—	34,738
Expense:
Property operating	—	4,671	—	13,105
General and administrative	—	20	—	85
Depreciation and amortization	—	2,850	—	7,450
Total expenses	—	7,541	—	20,640
Other income (expense):
Interest expense	—	(2,294)	—	(6,838)
Other income (expenses)	—	260	80	543
Total other income (expense)	—	(2,034)	80	(6,295)
Net income	$—	$2,312	$80	$7,803

The table below provides details of the components included in our share of rental revenues for the three and nine months ended September 30, 2024 (in thousands)

	Three months ended		Nine months ended
	September 30, 2024		September 30, 2024
	Non-GAAP Pro Rata Share		Non-GAAP Pro Rata Share
	Noncontrolling Interests	Unconsolidated Joint Ventures	Noncontrolling Interests	Unconsolidated Joint Ventures
Rental revenues:
Base rentals	$—	$7,058	$—	$20,851
Percentage rentals	—	741	—	1,729
Tenant expense reimbursements	—	3,930	—	11,620
Lease termination fees	—	16	—	50
Market rent adjustments	—	—	—	—
Straight-line rent adjustments	—	(179)	—	(431)
Uncollectible tenant revenues	—	(50)	—	(93)
Rental revenues	$—	$11,516	$—	$33,726

Supplemental Operating and Financial Data for the
Quarter Ended September 30, 2024

Guidance for 2024

Based on the Company’s results to date along with its outlook for the remainder of 2024, management is increasing its full-year 2024 guidance with its current expectations for net income, FFO and Core FFO per share for 2024 as follows:

For the year ending December 31, 2024:	Revised		Previous
	Low Range	High Range	Low Range	High Range
Estimated diluted net income per share	$0.88	$0.92	$0.85	$0.92
Depreciation and amortization of real estate assets - consolidated and the Company’s share of unconsolidated joint ventures	1.20	1.20	1.19	1.19
Estimated diluted FFO per share	$2.08	$2.12	$2.04	$2.11
Executive severance costs (1)	0.01	0.01	0.01	0.01
Estimated diluted Core FFO per share	$2.09	$2.13	$2.05	$2.12

Tanger’s estimates reflect the following key assumptions (dollars and shares in millions):

For the year ending December 31, 2024:	Revised		Previous
	Low Range	High Range	Low Range	High Range
Same Center NOI growth - total portfolio at pro rata share	4.25%	5.00%	3.25%	4.75%
General and administrative expense, excluding executive severance (1)	$75.5	$78.5	$76.5	$79.5
Interest expense - consolidated	$60.0	$61.0	$60.0	$61.5
Other income (expense) (2)	$0.5	$1.5	$—	$2.0
Annual recurring capital expenditures, renovations and second generation tenant allowances	$55.0	$60.0	$50.0	$60.0
(1)     Executive severance costs of $1.6 million were recorded during the first quarter of 2024.
(2)    Includes interest income.

Weighted average diluted common shares are expected to approximate 110.5 million for earnings per share and 115.5 million for FFO and Core FFO per share. The estimates above do not include the impact of the acquisition or sale of any outparcels, properties or joint venture interests, or any additional financing activity.

Supplemental Operating and Financial Data for the
Quarter Ended September 30, 2024

NON-GAAP DEFINITIONS

Funds From Operations

Funds From Operations (“FFO”) is a widely used measure of the operating performance for real estate companies that supplements net income (loss) determined in accordance with generally accepted accounting principles in the United States (“GAAP”). We determine FFO based on the definition set forth by the National Association of Real Estate Investment Trusts (“Nareit”), of which we are a member. In December 2018, Nareit issued “Nareit Funds From Operations White Paper - 2018 Restatement,” which clarifies, where necessary, existing guidance and consolidates alerts and policy bulletins into a single document for ease of use. Nareit defines FFO as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP, excluding (i) depreciation and amortization related to real estate, (ii) gains or losses from sales of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated partnerships and joint ventures calculated to reflect FFO on the same basis.

FFO is intended to exclude historical cost depreciation of real estate as required by GAAP which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization of real estate assets, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income (loss).

We present FFO because we consider it an important supplemental measure of our operating performance. In addition, a portion of cash bonus compensation to certain members of management is based on our FFO or Core FFO, which is described in the section below. We believe it is useful for investors to have enhanced transparency into how we evaluate our performance and that of our management. In addition, FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is also widely used by us and others in our industry to evaluate and price potential acquisition candidates. We believe that FFO payout ratio, which represents regular distributions to common shareholders and unitholders of the Operating Partnership expressed as a percentage of FFO, is useful to investors because it facilitates the comparison of dividend coverage between REITs. Nareit has encouraged its member companies to report their FFO as a supplemental, industry-wide standard measure of REIT operating performance.

FFO has significant limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•FFO does not reflect changes in, or cash requirements for, our working capital needs;

•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and FFO does not reflect any cash requirements for such replacements; and

•Other companies in our industry may calculate FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, FFO should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or our dividend paying capacity. We compensate for these limitations by relying primarily on our GAAP results and using FFO only as a supplemental measure.

Core FFO

We present Core Funds From Operations (“Core FFO”) as a supplemental measure of our performance. We define Core FFO as FFO further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance. These further adjustments are itemized in the table above. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Core FFO you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Core FFO should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We present Core FFO because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we believe it is useful for investors to have enhanced transparency into how we evaluate management’s performance and the effectiveness of our business strategies. We use Core FFO when certain material, unplanned transactions occur as a factor in evaluating management’s performance and to evaluate the effectiveness of our business strategies, and may use Core FFO when determining incentive compensation.

Supplemental Operating and Financial Data for the
Quarter Ended September 30, 2024

Core FFO has limitations as an analytical tool. Some of these limitations are:

•Core FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•Core FFO does not reflect changes in, or cash requirements for, our working capital needs;

•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Core FFO does not reflect any cash requirements for such replacements;

•Core FFO does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and

•Other companies in our industry may calculate Core FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Core FFO should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Core FFO only as a supplemental measure.

Funds Available for Distribution

Funds Available for Distribution (“FAD”) is a non-GAAP financial measure that we define as FFO (defined as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP, excluding (i) depreciation and amortization related to real estate, (ii) gains or losses from sales of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated partnerships and joint ventures calculated to reflect FFO on the same basis), excluding corporate depreciation, amortization of finance costs, amortization of net debt discount (premium), amortization of equity-based compensation, straight-line rent amounts, market rent amounts, second generation tenant allowances and lease incentives, recurring capital improvement expenditures, and our share of the items listed above for our unconsolidated joint ventures. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents regular distributions to common shareholders and unitholders of the Operating Partnership expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

We believe that net income (loss) is the most directly comparable GAAP financial measure to FAD. FAD does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions. Other companies in our industry may calculate FAD differently than we do, limiting its usefulness as a comparative measure.

Portfolio Net Operating Income and Same Center Net Operating Income

We present portfolio net operating income (“Portfolio NOI”) and same center net operating income (“Same Center NOI”) as supplemental measures of our operating performance. Portfolio NOI represents our property level net operating income which is defined as total operating revenues less property operating expenses and excludes termination fees and non-cash adjustments including straight-line rent, net above and below market rent amortization, impairment charges, loss on early extinguishment of debt and gains or losses on the sale of assets recognized during the periods presented. We define Same Center NOI as Portfolio NOI for the properties that were operational for the entire portion of both comparable reporting periods and which were not acquired, or subject to a material expansion or non-recurring event, such as a natural disaster, during the comparable reporting periods. We present Portfolio NOI and Same Center NOI on both a consolidated and total portfolio, including pro rata share of unconsolidated joint ventures, basis.

We believe Portfolio NOI and Same Center NOI are non-GAAP metrics used by industry analysts, investors and management to measure the operating performance of our properties because they provide performance measures directly related to the revenues and expenses involved in owning and operating real estate assets and provide a perspective not immediately apparent from net income (loss), FFO or Core FFO. Because Same Center NOI excludes properties developed, redeveloped, acquired and sold; as well as non-cash adjustments, gains or losses on the sale of outparcels and termination rents; it highlights operating trends such as occupancy levels, rental rates and operating costs on properties that were operational for both comparable periods. Portfolio NOI and Same Center NOI should not be considered alternatives to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or our ability to make distributions. Other REITs may use different methodologies for calculating Portfolio NOI and Same Center NOI, and accordingly, our Portfolio NOI and Same Center NOI may not be comparable to other REITs.

Portfolio NOI and Same Center NOI should not be considered alternatives to net income (loss) or as an indicator of our financial performance since they do not reflect the entire operations of our portfolio, nor do they reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other non-property income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations. Because of these limitations, Portfolio NOI and Same Center NOI should not be viewed in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Portfolio NOI and Same Center NOI only as supplemental measures.

Supplemental Operating and Financial Data for the
Quarter Ended September 30, 2024

Adjusted EBITDA, EBITDAre and Adjusted EBITDAre

We present Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) as adjusted for items described below (“Adjusted EBITDA”), EBITDA for Real Estate (“EBITDAre”) and Adjusted EBITDAre, all non-GAAP measures, as supplemental measures of our operating performance. Each of these measures is defined as follows:
We define Adjusted EBITDA as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP before net interest expense, income taxes (if applicable), depreciation and amortization, gains and losses on sale of operating properties, joint venture properties, outparcels and other assets, impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate, compensation related to voluntary retirement plan and other executive officer severance, certain executive departure-related adjustments, gain on sale of non-real estate asset, casualty gains and losses, gains and losses on early extinguishment of debt, net and other items that we do not consider indicative of the Company’s ongoing operating performance.

We determine EBITDAre based on the definition set forth by Nareit, which is defined as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP before net interest expense, income taxes (if applicable), depreciation and amortization, gains and losses on sale of operating properties, gains and losses on change of control and impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate and after adjustments to reflect our share of the EBITDAre of unconsolidated joint ventures.

Adjusted EBITDAre is defined as EBITDAre excluding gains and losses on early extinguishment of debt, net, casualty gains and losses, compensation related to voluntary retirement plan and other executive officer severance, gain on sale of non-real estate asset, gains and losses on sale of outparcels, and other items that that we do not consider indicative of the Company’s ongoing operating performance.

We present Adjusted EBITDA, EBITDAre and Adjusted EBITDAre as we believe they are useful for investors, creditors and rating agencies as they provide additional performance measures that are independent of a Company’s existing capital structure to facilitate the evaluation and comparison of the Company’s operating performance to other REITs and provide a more consistent metric for comparing the operating performance of the Company’s real estate between periods.
Adjusted EBITDA, EBITDAre and Adjusted EBITDAre have significant limitations as analytical tools, including:
•They do not reflect our net interest expense;

•They do not reflect gains or losses on sales of operating properties or impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate;

•Adjusted EBITDA and Adjusted EBITDAre do not reflect gains and losses on extinguishment of debt and other items that may affect operations; and

•Other companies in our industry may calculate these measures differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA, EBITDAre and Adjusted EBITDAre should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA, EBITDAre and Adjusted EBITDAre only as supplemental measures.

Net Debt

We define Net Debt as Total Debt less Cash and Cash Equivalents and Short-Term Investments and present this metric for both the consolidated portfolio and for the total portfolio, including the consolidated portfolio and the Company’s pro rata share of unconsolidated joint ventures. Net debt is a component of the Net debt to Adjusted EBITDA ratio, which is defined as Net debt for the respective portfolio divided by Adjusted EBITDA (consolidated portfolio) or Adjusted EBITDAre (total portfolio at pro rata share). We use the Net debt to Adjusted EBITDA and the Net debt to Adjusted EBITDAre ratios to evaluate the Company’s leverage. We believe this measure is an important indicator of the Company’s ability to service its long-term debt obligations.

Non-GAAP Pro Rata Balance Sheet and Income Statement Information

The pro rata balance sheet and pro rata income statement information is not, and is not intended to be, a presentation in accordance with GAAP. The pro rata balance sheet and pro rata income statement information reflect our proportionate economic ownership of each asset in our portfolio that we do not wholly own. These assets may be found in the table earlier in this report entitled, “Unconsolidated Joint Venture Information.” The amounts in the column labeled “Pro Rata Portion Unconsolidated Joint Ventures” were derived on a property-by-property basis by applying to each financial statement line item the ownership percentage interest used to arrive at our share of net income or loss during the period when applying the equity method of accounting. A similar calculation was performed for the amounts in the column labeled “Pro Rata Portion Noncontrolling interests.”

Supplemental Operating and Financial Data for the
Quarter Ended September 30, 2024

We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) quarterly, to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and vary depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on the legal ownership percentage shown in the table found earlier in this report entitled “Unconsolidated Joint Venture Information”.

We provide pro rata balance sheet and income statement information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company’s reported results under GAAP. The presentation of pro rata financial information has limitations as an analytical tool. Some of these limitations include:

•The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and
•Other companies in our industry may calculate their pro rata interest differently than we do, limiting the usefulness as a comparative measure.

Because of these limitations, the pro rata balance sheet and income statement information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using the pro rata balance sheet and income statement information only supplementally.

Supplemental Operating and Financial Data for the
Quarter Ended September 30, 2024

Investor Information
Tanger® welcomes any questions or comments from shareholders, analysts, investment managers, and prospective investors. Please address all inquiries to our Investor Relations Department.

Tanger Inc.
Investor Relations
Phone:	(336) 292-3010
Fax:	(336) 297-0931
E-mail:	tangerir@tanger.com
Mail:	Tanger Inc.
3200 Northline Avenue
Suite 360
Greensboro, NC 27408

Supplemental Operating and Financial Data for the
Quarter Ended September 30, 2024